                                                                   EXHIBIT 10.8











                                 $150,000,000.00



                                 CREDIT AGREEMENT



                              DATED EFFECTIVE AS OF



                                  JUNE 4, 1993



                                  BY AND AMONG



                          EDISON BROTHERS STORES, INC.,



                             THE BANKS LISTED HEREIN



                                       AND



               MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION,
                                    AS AGENT

                               TABLE OF CONTENTS*

                                                                           Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .  5
SECTION 1.02.  Accounting Terms and Determinations . . . . . . . . . . . . . 20

                                   ARTICLE II
                                      LOANS

SECTION 2.01.  Commitments To Lend . . . . . . . . . . . . . . . . . . . . . 21
SECTION 2.02.  Method of Borrowing . . . . . . . . . . . . . . . . . . . . . 23
SECTION 2.03.  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 2.04.  Duration of Interest Periods and Selection of Interest Rates. 25
SECTION 2.05.  Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 2.06.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 2.07.  Termination or Reduction of Commitments . . . . . . . . . . . 28
SECTION 2.08.  Early Payments. . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 2.09.  General Provisions as to Payments . . . . . . . . . . . . . . 30
SECTION 2.10.  Funding Losses. . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 2.11.  Computation of Interest . . . . . . . . . . . . . . . . . . . 30
SECTION 2.12   Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . . 30

                                   ARTICLE III
                             PRECONDITIONS TO LOANS

SECTION 3.01.  Initial Loan. . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 3.02.  All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . 31

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties. . . . . . . . . . . . . . . . 32
                 (a)     Corporate Existence and Power . . . . . . . . . . . 32
                 (b)     Corporate Authorization . . . . . . . . . . . . . . 32
                 (c)     Binding Effect. . . . . . . . . . . . . . . . . . . 32
                 (d)     Financial Information . . . . . . . . . . . . . . . 32
                 (e)     Litigation. . . . . . . . . . . . . . . . . . . . . 33
                 (f)     Pension and Welfare Plans . . . . . . . . . . . . . 33
                 (g)     Tax Returns and Payment . . . . . . . . . . . . . . 33
                 (h)     Compliance With Other Instruments; None
                         Burdensome. . . . . . . . . . . . . . . . . . . . . 33
                 (i)     Existing Indebtedness . . . . . . . . . . . . . . . 34
                 (j)     Labor Matters . . . . . . . . . . . . . . . . . . . 34
                 (k)     Title to Property . . . . . . . . . . . . . . . . . 34
                 (l)     Regulation U. . . . . . . . . . . . . . . . . . . . 34
                 (m)     Multi-Employer Pension Plan Amendments Act of
                         1980. . . . . . . . . . . . . . . . . . . . . . . . 35
                 (n)     Investment Company Act of 1940; Public
                         Utility Holding Company Act of 1935 . . . . . . . . 35
                 (o)     Patents, Licenses, Trademarks, Etc. . . . . . . . . 35
                 (p)     Environmental Safety and Health Matters . . . . . . 35
                 (q)     Handyman Guarantees . . . . . . . . . . . . . . . . 35
                 (r)     Subsidiaries. . . . . . . . . . . . . . . . . . . . 35
                 (s)     Disclosure. . . . . . . . . . . . . . . . . . . . . 35

                                    ARTICLE V
                                    COVENANTS

SECTION 5.01.  Covenants of the Company. . . . . . . . . . . . . . . . . . . 36
                 (a)     Information . . . . . . . . . . . . . . . . . . . . 36
                 (b)     Consolidated Net Worth. . . . . . . . . . . . . . . 38
                 (c)     Limitations on Current Debt and Funded Debt . . . . 38
                 (d)     Fixed Charges Coverage Ratio. . . . . . . . . . . . 39
                 (e)     Limitation on Liens . . . . . . . . . . . . . . . . 39
                 (f)     Limitations on Sale and Leasebacks. . . . . . . . . 41
                 (g)     Merger or Consolidation . . . . . . . . . . . . . . 42
                 (h)     Certain Restrictions Relating to Subsidiaries . . . 42
                 (i)     Consolidated Current Ratio. . . . . . . . . . . . . 44
                 (j)     Transactions with Affiliates. . . . . . . . . . . . 44
                 (k)     Restricted Investments. . . . . . . . . . . . . . . 44
                 (l)     Payment of Indebtedness . . . . . . . . . . . . . . 45
                 (m)     Payment of Liabilities. . . . . . . . . . . . . . . 45
                 (n)     Consultations and Inspections . . . . . . . . . . . 45
                 (o)     Payment of Taxes and Claims; Corporate
                         Existence; Maintenance of Properties;
                         Insurance . . . . . . . . . . . . . . . . . . . . . 45
                 (p)     Maintenance of Books and Records. . . . . . . . . . 46
                 (q)     Changes in Nature of Business . . . . . . . . . . . 47
                 (r)     Compliance with Law . . . . . . . . . . . . . . . . 47
                 (s)     Accountant. . . . . . . . . . . . . . . . . . . . . 47
                 (t)     ERISA Compliance. . . . . . . . . . . . . . . . . . 47
                 (u)     Further Assurances. . . . . . . . . . . . . . . . . 48
                 (v)     Notices . . . . . . . . . . . . . . . . . . . . . . 48
                 (w)     Pension Plans . . . . . . . . . . . . . . . . . . . 49
                 (x)     Acquisitions. . . . . . . . . . . . . . . . . . . . 49
                 (y)     Guaranties. . . . . . . . . . . . . . . . . . . . . 49
SECTION 5.02.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . 49

                                   ARTICLE VI
                                    DEFAULTS

SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 6.02.  Notice of Default . . . . . . . . . . . . . . . . . . . . . . 52

                                   ARTICLE VII
                                    THE AGENT

SECTION 7.01.  Appointment and Authorization . . . . . . . . . . . . . . . . 52
SECTION 7.02.  Agent and Affiliates. . . . . . . . . . . . . . . . . . . . . 52
SECTION 7.03.  Action by Agent . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 7.04.  Consultation with Experts . . . . . . . . . . . . . . . . . . 53
SECTION 7.05.  Liability of Agent. . . . . . . . . . . . . . . . . . . . . . 53
SECTION 7.06.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 7.07.  Credit Decision . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 7.08.  Resignation of Agent. . . . . . . . . . . . . . . . . . . . . 54

                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES
                           AFFECTING FIXED RATE LOANS

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair. . . 54
SECTION 8.02.  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . 55
SECTION 8.03.  Increased or Decreased Cost . . . . . . . . . . . . . . . . . 55

SECTION 8.04.  Prime Loans Substituted for Affected Fixed Rate Loans . . . . 56
SECTION 8.05.  Capital Adequacy. . . . . . . . . . . . . . . . . . . . . . . 57

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 9.02.  No Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 9.03.  Expenses; Documentary Taxes . . . . . . . . . . . . . . . . . 57
SECTION 9.04.  General Indemnity . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 9.05.  Environmental Indemnity . . . . . . . . . . . . . . . . . . . 58
SECTION 9.06.  Sharing of Setoffs. . . . . . . . . . . . . . . . . . . . . . 59
SECTION 9.07.  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . 59
SECTION 9.08.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . 60
SECTION 9.09.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . 60
SECTION 9.10.  Missouri Law. . . . . . . . . . . . . . . . . . . . . . . . . 60
SECTION 9.11.  Counterparts; Effectiveness . . . . . . . . . . . . . . . . . 60
SECTION 9.12.  Authority to Act. . . . . . . . . . . . . . . . . . . . . . . 61
SECTION 9.13.  CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . 61
SECTION 9.14.  References; Headings for Convenience. . . . . . . . . . . . . 61
SECTION 9.15.  NO ORAL AGREEMENTS; ENTIRE AGREEMENT. . . . . . . . . . . . . 61
SECTION 9.16.  Resurrection of Loans . . . . . . . . . . . . . . . . . . . . 62

Exhibit A -      Line of Credit Note
Exhibit B -      Revolving Credit Note
Exhibit C -      Opinion of Counsel
Exhibit D -      Certificate of Chief Financial Officer

Schedule 4.01(d) - Contingent Liabilities
Schedule 4.01(e) - Litigation
Schedule 4.01(f) - Pension Plan Matters
Schedule 4.01(i) - Existing Indebtedness
Schedule 4.01(j) - Labor Matters
Schedule 4.01(k) - Liens
Schedule 4.01(o) - Patents, Trademarks and other Intellectual
                     Property
Schedule 4.01(p) - Environmental and Safety and Health Matters
Schedule 4.01(r) - Subsidiaries

















- ---------------

* The Table of Contents is not a part of this Agreement.

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement") is made and entered into effective as of the 4th day of June, 1993, by and among EDISON BROTHERS STORES, INC., a Delaware corporation, and the undersigned Banks, including MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION in its capacity as a lender hereunder and as agent for the Banks under this Agreement.

         The parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

         "Acceptable Acquisition" shall mean any Acquisition which has been (a) in the event a corporation is the subject of such Acquisition, either
(i) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (ii) recommended by such Board of Directors to the shareholders of such corporation, (b) in the event a partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the partners of the partnership which is the subject of such Acquisition,
(c) in the event an organization or entity other than a corporation or partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the organization or entity which is the subject of such Acquisition or (d) in the event the corporation, partnership or other organization or entity which is the subject of such Acquisition is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction.

         "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, partnership or other organization or entity, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or (iii) a majority of the ownership interests in any organization or entity other than a corporation or partnership.

         "Affiliate" shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Company or any Subsidiary, (b) which beneficially owns or holds or has the power to direct the voting power of five percent (5%) or more of any class of voting stock of the Company or any Subsidiary or (c) which has five percent (5%) or more of its voting stock (or, in the case of a Person which is not a corporation, five percent (5%) or more of its equity interest) beneficially owned or held, directly or indirectly, by the Company or any Subsidiary. For purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall mean Mercantile Bank of St. Louis National Association in its capacity as agent for the Banks hereunder and its successors in such capacity.

         "Assessment Rate" shall mean for any day the annual assessment rate (rounded upwards, if necessary, to the next higher 1/8 of 1% and determined without regard to rebates or credits) charged to Mercantile by the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of Mercantile in the United States on such day. The CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         "Attributable Indebtedness" shall mean in connection with a Sale and Leaseback Transaction not satisfying the requirements of Section 5.01(f)(i), as of the date of any determination thereof, an amount equal to the aggregate amount of the Minimum Rentals due and to become due (discounted from the respective due dates thereof to such date at the interest rate implicit in such lease per annum, with all such discounts to be computed on the basis on a 360-day year of twelve 30-day months, and otherwise in accordance with GAAP) under the lease relating to such Sale and Leaseback Transaction.

         "Bank(s)" shall mean each bank listed on the signature pages hereof, and its successors and assigns.

         "Business Day" shall mean any day except a Saturday, Sunday or legal holiday observed by the Agent or by commercial banks in New York, New York.

         "Capitalized Lease" shall mean and include at any time any lease of Property, real or personal, which in accordance with GAAP would at such time be required to be capitalized on a balance sheet of the lessee.

         "Capitalized Rentals" of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate Minimum Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person.

         "CD Base Rate" shall mean, with respect to the applicable Interest Period, the rate per annum of interest determined by Mercantile to be the average (rounded upwards, if necessary, to the next higher 1/8 of 1%) of the rates per annum quoted to Mercantile at such time as Mercantile in its sole discretion elects on the first day of such Interest Period by two certificate of deposit dealers of recognized standing, selected by Mercantile in its sole discretion, for the purchase at face value from Mercantile of its certificates of deposit on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the CD Loan to which such Interest Period is to apply.

         "CD Loan" shall mean any Loan bearing interest at the CD Rate.

         "CD Margin" shall mean:  (a) with respect to each Line of Credit Loan,

                  (i) .50% during such time as the Company's commercial paper is rated P-1 by Moody's and A-1 by S&P,

                 (ii) .50% during such time as the Company's commercial paper is rated at least P-2 by Moody's and at least A-2 by S&P,

                 (iii) .6875% during such time as the Company's commercial paper is rated at least P-3 by Moody's and at least A-3 by S&P, and

                 (iv) 1.0625% during such time as the Company's commercial paper is (A) rated NP by Moody's or B, C or D by S&P or (B) not rated by either or both of Moody's and/or S&P,

and if clauses (i) and (ii) are both applicable or if clauses (i), (ii) and
(iii) are all applicable, the CD Margin set forth in clause (i) shall be applicable, and if both clauses (ii) and (iii) are applicable, the CD Margin set forth in clause (ii) shall be applicable; and

         (b) with respect to each Revolving Credit Loan,

                  (i) .50% during such time as the Company's commercial paper is rated P-1 by Moody's and A-1 by S&P,

                 (ii) .50% during such time as the Company's commercial paper is rated at least P-2 by Moody's and at least A-2 by S&P,

                 (iii) .6875% during such time as the Company's commercial paper is rated at least P-3 by Moody's and at least A-3 by S&P, and

                 (iv) 1.0625% during such time as the Company's commercial paper is (A) rated NP by Moody's or B, C or D by S&P or (B) not rated by either or both of Moody's and/or S&P,

and if clauses (i) and (ii) are both applicable or if clauses (i), (ii) and
(iii) are all applicable, the CD Margin set forth in clause (i) shall be applicable, and if both clauses (ii) and (iii) are applicable, the CD Margin set forth in clause (ii) shall be applicable.

         The CD Rate shall be adjusted automatically on and as of the effective date of any change in the CD Margin.

         "CD Rate" shall mean (a) the quotient of (i) the CD Base Rate divided by (ii) one minus the CD Reserve Percentage, plus (b) the Assessment Rate, plus
(c) the CD Margin.

         "CD Reserve Percentage" shall mean for any day the percentage (including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements for Mercantile as a member bank of the Federal Reserve System in St. Louis, Missouri, in respect to new non-personal time deposits in dollars in St. Louis, Missouri, having a maturity comparable to the applicable Interest Period. The CD Rate shall be adjusted automatically on and as of the effective date of any change in the CD Reserve Percentage.

         "Change of Control" shall mean any Acquisition subsequent to the Effective Date of this Agreement by any Person, or related Persons constituting a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, of (a) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise or (b) all or substantially all of the Properties and assets of the Company; provided, however, that a Change of Control shall not be deemed to have occurred if (i) the Acquisition of such power or Properties and assets is pursuant to a transaction in compliance with the provisions of Section 5.01(g) and (ii) no Person, or related Persons constituting a "group" for purposes of
Section 13(d) of the Securities Exchange Act of 1934, shall have the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of such successor or transferee. For purposes of this definition, "Acquisition" of the power or Properties and assets stated in the preceding sentence shall mean the earlier of (i) the actual possession thereof or (ii) the consummation of any transaction or series of related transactions which, with the passage of time, will give such Person or Persons the actual possession thereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

         "Company" shall mean Edison Brothers Stores, Inc., a Delaware corporation, and its successors.

         "Consolidated", when used with respect to "Attributable Indebtedness", "Funded Debt", "Secured Debt" or "Net Worth", shall mean the Attributable Indebtedness, Funded Debt, Secured Debt or Net Worth, as the case may be, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Current Ratio" shall mean, as of any particular time and after eliminating inter-company items, the ratio of (a) the current assets of the Company and its Subsidiaries to (b) the current liabilities of the Company and its Subsidiaries, all as consolidated and determined in accordance with GAAP. For purposes of this definition, if the last day of the Revolving Credit Period (determined on a Bank by Bank basis) is at least one (1) year after the applicable date of determination, the current liabilities of the Company and its Subsidiaries shall not include an amount equal to the unused portion of the Revolving Credit Commitments of the applicable Bank(s) as of the applicable date of determination thereof.

         "Consolidated Net Income" shall mean, for the period in question, the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                 (a) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all of the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

                 (b) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

                 (c) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

                 (d) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary; and

                 (e) any other unusual or extraordinary gains or losses.

         "Consolidated Net Sales" shall mean, with respect to any period and after eliminating inter-company items, the net sales of the Company and its Subsidiaries, all as consolidated and determined in accordance with GAAP.

         "Consolidated Net Tangible Assets" shall mean, without duplication, as of the date of any determination thereof, the total amount of all assets of the Company and its Restricted Subsidiaries less the sum of:

                 (a) the amount, if any, at which intangible assets (including goodwill, trade names, trademarks, brand names, patents, copyrights, patent applications, licenses, franchises, permits, unamortized debt discount and expense, organizational costs and expenses and other similar intangibles (but excluding unamortized leasehold rights) appear on a consolidated balance sheet;

                 (b) any write-up of fixed assets after the date of this Agreement; and

                 (c) all liabilities other than deferred taxes, the SFAS 106 Liability and Consolidated Funded Debt.

         "Consolidated Subsidiary" shall mean, at any date, any Subsidiary or other entity the assets and liabilities of which are or should be consolidated with those of the Company in its consolidated financial statements as of such date in accordance with GAAP.

         "Current Debt" of any Person shall mean, as of the date of determination thereof, (a) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (b) Guaranties by such Person of Current Debt of others.

         "Default" shall mean any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Effective Date" shall mean the date on which this Agreement shall become effective in accordance with Section 9.11.

         "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act ("RCRA"), the Clean Water Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, superlien laws and any other Federal, state or local statute, law, ordinance, code, rule or regulation or judicial or administrative order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, and all amendments thereto, now or at any time hereinafter in effect.

         "Environmental Lien" shall mean any Lien in favor of any governmental or regulatory entity or other Person for or with respect to (a) any liability under any Environmental Law or (b) damages or costs incurred by such governmental or regulatory entity or other Person in connection with any actual, threatened or suspected spillage, disposal or other release of any Hazardous Materials, including, without limitation, investigative costs related thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code.

         "Event of Default" shall have the meaning ascribed thereto in
Section 6.01.

         "Fixed Charges" shall mean, for the period in question, the sum of
(i) all Gross Rentals under Operating Leases payable during such period by the Company and its Restricted Subsidiaries and (ii) all Interest Charges during such period on all Indebtedness (including the interest component of Minimum Rentals on Capitalized Leases) of the Company and its Restricted Subsidiaries, all determined on a consolidated basis.

         "Fixed Rate Loans" shall mean CD Loans or IBOR Loans or both.

         "Funded Debt" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one (1) year or more from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one (1) year from the date of origin thereof), excluding all payments in respect thereof that are required to be made within one (1) year from the date of any determination of Funded Debt, so long as the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person other than that portion of Capitalized Rentals which are due within one (1) year from the date of determination of Funded Debt and (iii) all Guaranties by such Person of Funded Debt of others.

         "GAAP" shall mean, as to a particular Person, such accounting principles as, in the opinion of the "Big 6" accounting firm regularly retained by such Person, conform at the time to generally accepted accounting principles; provided that as to any Person who has not regularly retained such an accounting firm, "GAAP" shall mean generally accepted accounting principles at the time in the United States.

         "Gross Rentals" for any period shall mean the aggregate amounts payable by the lessee during such period pursuant to the terms of Operating Leases (net of any amounts received by the lessee for such period pursuant to the terms of a sublease of all or part of the property demised by such Operating Lease) for Minimum Rentals, common area maintenance charges and percentage rentals, and any amounts actually paid pursuant to any guaranty of a lessee's obligation under any Operating Lease (but only to the extent that such amounts were for the payment of Minimum Rentals, common area maintenance charges and/or percentage rentals).

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof; provided, however, that "Guaranties" shall not include (a) the Handyman Guaranties, (b) Guaranties of any lessee's obligations under any Operating Lease and/or (c) Guaranties as to which the primary obligation has been taken into account pursuant to the definition of "Indebtedness." For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the then outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Handyman Guaranties" shall mean all guaranties by the Company of payments under any Capitalized Lease or Operating Lease of real property previously used by the Company's former Subsidiary, the Handyman Corporation.

         "Hazardous Materials" shall mean those materials, wastes and substances defined as hazardous substances in 42 U.S.C. Section 9601(14), and all other materials, wastes and substances (including, without limitation, solids, liquids and gases), now or hereafter designated or defined as hazardous, toxic, dangerous or otherwise regulated under any Federal, state or local law, rule or regulation pertaining to environmental pollution, contamination, protection or waste management, treatment, storage, handling or disposal and any other materials or substances (including, without limitation, petroleum and other substances specifically excluded from the definition of hazardous substances under 42 U.S.C. Section 9601(14)), the exposure to which is prohibited, limited or regulated by any governmental or regulatory authority or under any Environmental Law.

         "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of Property or assets, (b) obligations secured by any Lien upon Property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (d) Capitalized Rentals and
(e) Guaranties of obligations of others of the character referred to in this definition.

         "IBOR Base Rate" shall mean, with respect to the applicable Interest Period, the rate per annum of interest determined by Mercantile to be the average (rounded upwards, if necessary, to the next higher 1/8 of 1%) at which dollar deposits in immediately available funds are offered to Mercantile in the Interbank Eurodollar market by two Interbank Eurodollar brokers of recognized standing, selected by Mercantile in its sole discretion, at such time as Mercantile in its sole discretion elects on the first day of such Interest Period, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the IBOR Loan to which such Interest Period is to apply.

         "IBOR Loan" shall mean any Loan bearing interest at the IBOR Rate.

         "IBOR Margin" shall mean:  (a) with respect to each Line of Credit
Loan,

                  (i) .375% during such time as the Company's commercial paper is rated P-1 by Moody's and A-1 by S&P,

                 (ii) .50% during such time as the Company's commercial paper is rated at least P-2 by Moody's and at least A-2 by S&P,

                 (iii) .6875% during such time as the Company's commercial paper is rated at least P-3 by Moody's and at least A-3 by S&P, and

                 (iv) .9375% during such time as the Company's commercial paper is (A) rated NP by Moody's or B, C or D by S&P or (B) not rated by either or both of Moody's and/or S&P,

and if clauses (i) and (ii) are both applicable or if clauses (i), (ii) and
(iii) are all applicable, the IBOR Margin set forth in clause (i) shall be applicable, and if both clauses (ii) and (iii) are applicable, the IBOR Margin set forth in clause (ii) shall be applicable; and

         (b) with respect to each Revolving Credit Loan,

                  (i) .375% during such time as the Company's commercial paper is rated P-1 by Moody's and A-1 by S&P,

                 (ii) .50% during such time as the Company's commercial paper is rated at least P-2 by Moody's and at least A-2 by S&P,

                 (iii) .6875% during such time as the Company's commercial paper is rated at least P-3 by Moody's and at least A-3 by S&P, and

                 (iv) .9375% during such time as the Company's commercial paper is (A) rated NP by Moody's or B, C or D by S&P or (B) not rated by either or both of Moody's and/or S&P,

and if clauses (i) and (ii) are both applicable or if clauses (i), (ii) and
(iii) are all applicable, the IBOR Margin set forth in clause (i) shall be applicable, and if both clauses (ii) and (iii) are applicable, the IBOR Margin set forth in clause (ii) shall be applicable.

         The IBOR Rate shall be adjusted automatically on and as of the effective date of any change in the IBOR Margin.

         "IBOR Rate" shall mean (a) the quotient of (i) the IBOR Base Rate divided by (ii) one minus the IBOR Reserve Percentage, plus (b) the IBOR Margin.

         "IBOR Reserve Percentage" shall mean for any day the reserve percentage (including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is in effect on the first day of the applicable Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D (or any other applicable regulation of the Board of Governors (or any successor)) with respect to "Eurocurrency Liabilities." The IBOR Rate shall be adjusted automatically on and as of the effective date of any change in the IBOR Reserve Percentage.

         "Interest Charges" shall mean, for the period in question, all interest paid or accrued (including imputed interest in respect of Capitalized Rentals) and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.

         "Interest Period" shall mean:

(a) with respect to each IBOR Loan:

                 (i) Initially, the period commencing on the date of such Loan and ending 1 day, 1, 2 or 3 weeks or 1, 2, 3, 4, 5 or 6 months thereafter (or such other period agreed upon in writing by the Company and all of the Banks), as the Company may elect in the applicable Notice of Borrowing; and

                 (ii) Thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending 1 day, 1, 2 or 3 weeks or 1, 2, 3, 4, 5 or 6 months thereafter (or such other period agreed upon in writing by the Company and all of the Banks), as the Company may elect pursuant to Section 2.04;

         provided that:

                 (iii) Subject to clauses (iv), (v) and (vi) below, if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the immediately preceding Business Day;

                 (iv) No Interest Period with respect to any IBOR Loan which is a Line of Credit Loan shall extend beyond the last day of the Line of Credit Period;

                 (v) No Interest Period with respect to any IBOR Loan which is a Revolving Credit Loan shall extend beyond the last day of the Revolving Credit Period; and

                 (vi) Any Interest Period which includes a date on which a payment of principal is required to be made on the applicable Loan(s) shall end on such date.

(b) with respect to each CD Loan:

                 (i) Initially, the period commencing on the date of such Loan and ending 30, 60, 90, 120 or 180 days thereafter (or such other period agreed upon in writing by the Company and all of the Banks), as the Company may elect in the applicable Notice of Borrowing; and

                 (ii) Thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending 30, 60, 90, 120 or 180 days thereafter (or such other period agreed upon in writing by the Company and all of the Banks), as the Company may elect pursuant to Section 2.04;

         provided that:

                 (iii) Subject to clauses (iv), (v) and (vi) below, any Interest Period which would otherwise end on a day which is not a Business Day shall end on the immediately preceding Business Day;

                 (iv) No Interest Period with respect to any CD Loan which is a Line of Credit Loan shall extend beyond the last day of the Line of Credit Period;

                 (v) No Interest Period with respect to any CD Loan which is a Revolving Credit Loan shall extend beyond the last day of the Revolving Credit Period; and

                 (vi) Any Interest Period which includes a date on which a payment of principal is required to be made on the Loans shall end on such date.

         "Lien" shall mean any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, any conditional sale or other title retention agreement or any Capitalized Lease.

         "Line of Credit Commitment" shall mean, subject to termination or reduction as set forth in Section 2.01(c) and Section 2.07: with respect to Mercantile, $10,000,000.00; with respect to The Boatmen's National Bank of
St. Louis, $17,500,000.00; with respect to Citibank, N.A., $10,000,000.00; with respect to NBD Bank, N.A., $12,500,000.00; with respect to The Bank of Nova Scotia, $10,000,000.00; with respect to The First National Bank of Chicago, $10,000,000.00; and with respect to Bank of America National Trust and Savings Association, $5,000,000.00.

         "Line of Credit Extension Request" shall have the meaning ascribed thereto in Section 2.01(c).

         "Line of Credit Loan" and "Line of Credit Loans" shall have the respective meanings ascribed thereto in Section 2.01(a).

         "Line of Credit Notes" shall mean the Line of Credit Notes of the Company to be executed and delivered to the Banks pursuant to Section 2.03(a), as the same may from time to time be amended, modified, extended or renewed.

         "Line of Credit Period" shall have the meaning ascribed thereto in
Section 2.01(c).

         "Loan" shall mean a Prime Loan, a CD Loan or an IBOR Loan (whether a Line of Credit Loan or a Revolving Credit Loan) and "Loans" shall mean Prime Loans, CD Loans and/or IBOR Loans (whether Line of Credit Loans or Revolving Credit Loans).

         "Loan Commitments" shall mean the total of the Line of Credit Commitments and Revolving Credit Commitments of all of the Banks.

         "Material Adverse Effect" shall mean a material adverse effect on (i) the Properties, business, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations contained in this Agreement or in the Notes.

         "Mercantile" shall mean Mercantile Bank of St. Louis National Association, a national banking association, in its individual corporate capacity and not as Agent hereunder.

         "Minimum Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the leased Property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.
Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidation value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto, adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multi-Employer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of the Company, any ERISA Affiliate or any Subsidiary.

         "Net Income Available for Fixed Charges" shall mean, for the period in question, the sum of Consolidated Net Income during such period plus, to the extent deducted in determining Consolidated Net Income, (a) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period and (b) Fixed Charges of the Company and its Restricted Subsidiaries during such period.

         "Net Worth" shall mean, as of the date of any determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost) less Minority Interests (to the extent included therein) plus (or less in the case of a deficit) cumulative currency translation adjustments plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Restricted Subsidiaries determined on a consolidated basis and in accordance with GAAP, plus the after-tax effect of the SFAS 106 Adjustment.

         "Note" shall mean a Line of Credit Note or a Revolving Credit Note, and "Notes" shall mean the Line of Credit Notes and the Revolving Credit Notes.

         "Note Agreements" shall have the meaning ascribed thereto in
Section 6.01(n).

         "Notice of Borrowing" shall have the meaning ascribed thereto in
Section 2.02.

         "Occupational Safety and Health Laws" shall mean the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule or regulation or judicial or administrative order or decree regulating, relating to or imposing liability or standards of conduct concerning employee safety and/or health, as now or at any time hereafter in effect.

         "Operating Lease" shall mean any lease of real property under which the Company or a Restricted Subsidiary is lessee, other than (1) leases between the Company and its Restricted Subsidiaries or between Restricted Subsidiaries of the Company and (2) Capitalized Leases.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" shall mean a "pension plan," as such term is defined in
Section 3(2) of ERISA, which is established or maintained by the Company, any ERISA Affiliate or any Subsidiary, other than a Multi-Employer Plan.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Prime Loan" shall mean any Loan bearing interest at the Prime Rate.

         "Prime Rate" shall mean the interest rate announced from time to time by Mercantile as its "prime rate" on commercial loans (which rate shall fluctuate as and when said "prime rate" shall change).

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, the Company and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Pro Rata Share" shall mean, with respect to each Bank, such Bank's percentage of the aggregate amount of Loans then outstanding or, if no Loans are then outstanding, such Bank's percentage of the total Loan Commitments of all of the Banks.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as amended.

         "Regulatory Change" shall have the meaning ascribed thereto in Section 8.03(a).

         "Reportable Event" shall have the meaning given to such term in ERISA.

         "Restricted Investment" shall mean any investment by the Company or any Subsidiary in any Person, whether payment therefor is made in cash or capital stock of the Company, and whether such investment is by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, extension of credit on terms other than those normal in the ordinary course of business, guarantee or otherwise becoming liable (contingently or otherwise) in respect of the Indebtedness of any Person, or otherwise; provided, however, that the term "Restricted Investment" shall not include:

                 (a) investments in marketable obligations issued or guaranteed by the United States of America, and maturing not more than one (1) year from the date of acquisition thereof;

                 (b) commercial paper rated A-1 or A-2 or better by S&P or P-1 or P-2 or better by Moody's;

                 (c) certificates of deposit in, or banker's acceptances issued by, United States commercial banks or savings and loan associations that are members of both the Federal Deposit Insurance Corporation and the Federal Reserve System, that have combined capital and surplus of at least $100,000,000.00 and that have a senior debt rating of A- or better by S&P or A-3 or better by Moody's, provided that such certificates of deposit or banker's acceptances mature not more than one (1) year from the date of acquisition thereof;

                 (d) bonds or notes issued by any corporation organized and existing under the laws of the United States of America or any state thereof that (i) are rated at least BBB by S&P and Baa by Moody's and
         (ii) have a maturity date of not more than one (1) year from the date of acquisition thereof; provided, however, that the aggregate outstanding principal amount of all such notes and/or bonds of any single corporation owned by the Company and/or any one or more of its Subsidiaries shall not exceed $5,000,000.00 at any one time;

                 (e) overnight repurchase agreements secured by the government obligations described in clause (a) above between the Company and a United States commercial bank or saving and loan association that is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System, that has combined capital and surplus of at least $100,000,000.00 and that has a senior debt rating of A- or better by S&P or A-3 or better by Moody's, and pursuant to which the

         Company and such institution do not have a commitment of more than $5,000,000.00;

                 (f) money market mutual funds that have total assets in excess of $1,000,000,000.00 and that invest substantially all of their assets in the items described in clauses (a), (b) and (c) above;

                 (g) mutual funds that (i) have assets in excess of $1,000,000,000.00, (ii) invest substantially all of their assets in the items described in clauses (a), (b), (c) and/or (d) above and
         (iii) are rated A or better by S&P and A or better by Moody's;

                 (h) endorsements of negotiable instruments or other receivables for collection in the ordinary course of business, and demand deposits in the ordinary course of business;

                 (i) investments in stock or other securities of, or loans, advances, or capital contributions to, any entity which by reason thereof will become a Subsidiary in compliance with
         Section 5.01(g)(ii);

                 (j) loans or advances in the usual and ordinary course of business to officers, directors and employees for business expenses;

                 (k) guarantees of any lessee's or sublessee's obligation under any Operating Lease, whether such lessee or sublessee is the Company, any Subsidiary or any other Person (provided that such lessee or sublessee, if not the Company or a Subsidiary, is an assignee or sublessee of the rights and obligations of the Company or a Subsidiary under such Operating Lease), and any inter-company guarantees;

                 (l) to the extent not already included in item (k) above, the Handyman Guarantees;

                 (m) investments of up to $500,000.00 in suppliers of goods sold by the Company or any of its Subsidiaries in the ordinary course of business necessary or desirable to develop or maintain sources of supply; and

                 (n) de minimis investments in any Person made in the ordinary course of business for the purpose of obtaining general information of such Person.

         "Restricted Subsidiary" shall mean any Subsidiary which is designated a Restricted Subsidiary in Schedule 4.01(r) attached hereto or which may hereafter be so designated by the Company by written notice to the Agent and each of the Banks, accompanied by a resolution of the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company, to be included in the definition of Restricted Subsidiary for all purposes of this Agreement; provided, however, that:

              (a) (i) no corporation shall be designated a Restricted Subsidiary if such corporation shall previously have been designated a Restricted Subsidiary (including the initial designation contained in Schedule 4.01(r) attached hereto), (ii) any corporation designated a Restricted Subsidiary shall be deemed to have created, assumed or incurred all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary, (iii) the designation of a

         Restricted Subsidiary may only be made effective as at the end of a fiscal quarter of the Company and (iv) at the time of such designation and after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing, (B) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as if made on such date and
         (C) the Company would be entitled, pursuant to the provisions of
         Section 5.01(c)(i)(C) of this Agreement, to incur at least $1.00 of additional Funded Debt; and

                 (b) any Restricted Subsidiary may be designated by the Company, effective as at the end of a fiscal quarter of the Company, by written notice to the Agent and each of the Banks, accompanied by a resolution of the Board of Directors of the Company or the Executive Committee of the Board of Directors of the Company, to be excluded from the definition of Restricted Subsidiary for all purposes of this Agreement if at the time of such designation and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as if made on such date, (iii) such corporation shall neither own, directly or indirectly, any Indebtedness for borrowed money or capital stock of the Company or any Restricted Subsidiary and (iv) the Company would be entitled pursuant to the provisions of Section 5.01(c)(i)(C) of this Agreement, to incur at least $1.00 of additional Funded Debt.

         "Required Banks" shall mean at any time Banks having 67% of the aggregate amount of Loans then outstanding or, if no Loans are then outstanding, 67% of the total Loan Commitments of all of the Banks.

         "Revolving Credit Commitment" shall mean, subject to termination or reduction as set forth in Section 2.01(d) and Section 2.07: with respect to Mercantile, $10,000,000.00; with respect to The Boatmen's National Bank of
St. Louis, $17,500,000.00; with respect to Citibank, N.A., $10,000,000.00; with respect to NBD Bank, N.A., $12,500,000.00; with respect to The Bank of Nova Scotia, $10,000,000.00; with respect to The First National Bank of Chicago, $10,000,000.00; and respect to Bank of America National Trust and Savings Association, $5,000,000.00.

         "Revolving Credit Extension Request" shall have the meaning ascribed thereto in Section 2.01(d).

         "Revolving Credit Loan" and "Revolving Credit Loans" shall have the respective meanings ascribed thereto in Section 2.01(b).

         "Revolving Credit Notes" shall mean the Revolving Credit Notes of the Company to be executed and delivered to the Banks pursuant to Section 2.03(b), as the same may from time to time be amended, modified, extended or renewed.

         "Revolving Credit Period" shall have the meaning ascribed thereto in
Section 2.01(d).

         "Sale and Leaseback Transaction" shall have the meaning ascribed thereto in Section 5.01(f).

         "Secured Debt" shall, without duplication, mean all Current Debt and/or Funded Debt which is secured by a mortgage, security interest, pledge, conditional sale or other title retention agreement or other Lien upon any Property or assets of the Company or a Restricted Subsidiary but shall not include Capitalized Rentals or liabilities incurred in connection with industrial revenue bond financings or pollution control bond financings.

         "SFAS 106" shall mean Statement of Financial Accounting Standards No. 106, Employer's Accounting for Postretirement Benefits Other Than Pensions, issued by the Financial Accounting Standards Board.

         "SFAS 106 Adjustment" shall mean (a) for any fiscal period ending with or after the fiscal period in which the Company has elected to immediately recognize the SFAS 106 Transition Obligation through a single charge against the revenues of the Company and its Restricted Subsidiaries on a consolidated basis, the amount charged against the revenues of the Company and its Restricted Subsidiaries on a consolidated basis in the fiscal period in which SFAS 106 is adopted by the Company to reflect the effect of a change in accounting principle (resulting from the adoption of SFAS 106) and (b) for any earlier fiscal period, zero.

         "SFAS 106 Liability" shall mean, as of the end of any fiscal period, the amount set forth as such on the balance sheet of the Company at the end of such period with respect to the SFAS 106 Adjustment.

         "SFAS 106 Transition Obligation" shall mean as of the date the Company adopts SFAS 106, the difference between (a) the accumulated postretirement benefit obligation determined in accordance with SFAS 106 and (b) the fair value of the assets that the Company has segregated and restricted for the Company's non-pension postretirement benefit plan, plus any accrued non-pension postretirement benefit cost or less any prepaid non-pension postretirement benefit cost as of such date.

         "Significant Subsidiaries" shall mean EBSS-West, Inc., a California corporation, Edison Brothers Apparel Stores, Inc., a Missouri corporation, Edison Brothers Entertainment, Inc., a Missouri corporation, Edison Brothers Redevelopment Corporation, a Missouri corporation, and Edison Brothers Stores International, Inc., a Missouri corporation, and any other Subsidiary accounting for more than (i) ten percent (10%) of the total Consolidated Net Tangible Assets as of the last day of the fiscal year of the Company immediately preceding the date of determination or (ii) ten percent (10%) of the total Consolidated Net Sales for the fiscal year of the Company immediately preceding the date of determination.

         "S&P" shall mean Standard and Poor's Corporation.

         "Subsidiary" shall mean any corporation at least a majority of whose outstanding stock having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation (other than stock having such power only by reason of the happening of a contingency) shall at the time be owned by the Company and/or one or more Subsidiaries of the Company.

         "Transaction Documents" shall mean this Agreement, the Notes and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Agent or any Bank with respect to or in connection with or pursuant to this Agreement or any Loans made hereunder, and executed by or on behalf of the Company, all as the same may from time to time be amended, modified, extended or renewed.

         "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

         "Wholly-Owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.02. Accounting Terms and Determinations. Except as otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes approved by the Company's independent certified public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Agent.

                                   ARTICLE II

                                      LOANS

         SECTION 2.01.  Commitments To Lend.

         (a) During the Line of Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Company from time to time (individually, a "Line of Credit Loan" and collectively, the "Line of Credit Loans") amounts not to exceed, in the aggregate at any one time outstanding, the amount of such Bank's Line of Credit Commitment. Each Line of Credit Loan under this Section 2.01(a) shall be made from the several Banks ratably in proportion to their respective Line of Credit Commitments. Each Line of Credit Loan under this Section 2.01(a) shall be for an aggregate principal amount of $2,500,000.00 or any larger multiple of $1,000,000.00. Within the foregoing limits, the Company may borrow under this Section 2.01(a), prepay under Section 2.08 and reborrow at any time during the Line of Credit Period under this Section 2.01(a).

         (b) During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Company from time to time (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") amounts not to exceed, in the aggregate at any one time outstanding, the amount of such Bank's Revolving Credit Commitment. Each Revolving Credit Loan under this Section 2.01(b) shall be made from the several Banks ratably in proportion to their respective Revolving Credit Loan Commitments. Each Revolving Credit Loan under this
Section 2.01(b) shall be for an aggregate principal amount of $2,500,000.00 or any larger multiple of $1,000,000.00. Within the foregoing limits, the Company may borrow under this Section 2.01(b), prepay under Section 2.08 and reborrow at any time during the Revolving Credit Period under this Section 2.01(b).

         (c) The Line of Credit Period shall mean the period commencing on the Effective Date of this Agreement and ending June 2, 1994; provided, however, that the Line of Credit Period may be extended successively as provided in this Section 2.01(c). The Company may successively request within each of the time periods hereinafter set forth a one hundred eighty-two (182) day extension of the Line of Credit Period. The Company shall deliver any such request (a "Line of Credit Extension Request") to the Agent between November 1 and November 15 of the applicable year or between May 1 and May 15 of the applicable year, whichever time period is more than six (6) months but less than eight (8) months prior to the last day of the then current Line of Credit Period, and the Agent shall promptly forward such request to each of the Banks. Each Bank shall have the right, as to its Line of Credit Commitment, in its sole and absolute discretion, to approve or disapprove the requested extension of the Line of Credit Period. Each Bank shall, no earlier than the December 5 immediately following the date of the applicable Line of Credit Extension Request (if the Line of Credit Extension Request was dated in November) or the June 5 immediately following the date of the applicable Line of Credit Extension Request (if the Line of Credit Extension Request was dated in May) and no later than the December 15 immediately following the date of the applicable Line of Credit Extension Request (if the Line of Credit Extension Request was dated in November) or the June 15 immediately following the date of the applicable Line of Credit Extension Request (if the Line of Credit Extension Request was dated in May) (and any such notice which is sent or dated more than one hundred eighty-two (182) days prior to the last day of the then current Line of Credit Period shall not be effective for any purpose and shall be null and void), notify the Agent in writing whether such Bank will extend the Line of Credit Period with respect to its Line of Credit Commitment and any Bank which fails to notify the Agent of its decision within such time period will be deemed to have elected not to approve the Line of Credit Extension Request. In the event that Banks holding less than 67% of the total Line of Credit Commitments approve the Line of Credit Extension Request, the Line of Credit Period as to all of the Banks (and the Line of Credit Commitments of each of the Banks) shall terminate on the last day of the then current Line of Credit Period. In the event Banks having at least 67% of the total Line of Credit Commitments approve the Line of Credit Extension Request (such Banks so approving the Line of Credit Extension Request referred to herein as the "Approving Banks"), the Line of Credit Period and the obligation to make Line of Credit Loans, solely as to the Approving Banks, shall, subject to all of the terms and conditions of this Agreement, be extended to the date which is one hundred eighty-two (182) days after the last day of the then current Line of Credit Period. From and after the first day of any such extension of the Line of Credit Period, any reference to "Line of Credit Commitments" shall refer only to the Line of Credit Commitments of the Approving Banks. The Line of Credit Commitment of any Bank which is not an Approving Bank shall terminate on the last day of the then current Line of Credit Period (without giving effect to any extension thereof not approved by such Bank) and all Line of Credit Loans made by such Bank, together with all accrued and unpaid interest thereon and all fees and other amounts owing by the Company to such Bank with respect thereto, shall be due and payable on the last day of the current Line of Credit Period (without giving effect to any extension thereof not approved by such Bank). Any Bank which does not approve any such Line of Credit Extension Request shall not be allowed to approve any concurrent or subsequent Line of Credit Extension Request (including any subsequent Line of Credit Extension Request made before the expiration of such Bank's Line of Credit Period) or Revolving Credit Extension Request.

         (d) The Revolving Credit Period shall mean the period commencing on the Effective Date of this Agreement and ending June 4, 1996; provided, however, that the Revolving Credit Period may be extended successively as provided in this Section. The Company may successively request within each of the time periods hereinafter set forth a one (1) year extension of the Revolving Credit Period. The Company shall deliver any such request (a "Revolving Credit Extension Request") to the Agent between May 1 and May 15 of the applicable year, and the Agent shall promptly forward such request to each of the Banks. Each Bank shall have the right, as to its Revolving Credit Commitment, in its sole and absolute discretion, to approve or disapprove the requested extension of the Revolving Credit Period. Each Bank shall, no earlier than the June 5 immediately following the date of the applicable Revolving Credit Extension Request and no later than the June 15 immediately following the date of the applicable Revolving Credit Extension Request, notify the Agent in writing whether such Bank will extend the Revolving Credit Period with respect to its Revolving Credit Commitment to the requested extended Revolving Credit Period and any Bank which fails to notify the Agent of its decision within such time period will be deemed to have elected not to approve the Revolving Credit Extension Request. In the event that Banks holding less than 67% of the total Revolving Credit Commitments approve the Revolving Credit Extension Request, the Revolving Credit Period as to all of the Banks (and the Revolving Credit Commitments of each of the Banks) shall terminate on the last day of the then current Revolving Credit Period. In the event Banks having at least 67% of the total Revolving Credit Commitments approve the Revolving Credit Extension Request (such Banks so approving the Revolving Credit Extension Request referred to herein as the "Approving Banks"), the Revolving Credit Period and the obligation to make Revolving Credit Loans, solely as to the Approving Banks, shall, subject to all of the terms and conditions of this Agreement, be extended to the date which is one (1) year after the last day of the then current Revolving Credit Period. From and after the first day of any such extension of the Revolving Credit Period, any reference to "Revolving Credit Commitments" shall refer only to the Revolving Credit Commitments of the Approving Banks. The Revolving Credit Commitment of any Bank which is not an Approving Bank shall terminate on the last day of the then current Revolving Credit Period (without giving effect to any extension thereof not approved by such Bank) and all Revolving Credit Loans made by such Bank, together with all accrued and unpaid interest thereon and all fees and other amounts owing by the Company to such Bank with respect thereto, shall be due and payable on the last day of the current Revolving Credit Period (without giving effect to any extension thereof not approved by such Bank). Any Bank which does not approve any such Revolving Credit Extension Request shall not be allowed to approve any concurrent or subsequent Revolving Credit Extension Request (including any subsequent Revolving Credit Extension Request made before the expiration of such Bank's Revolving Credit Period) or Line of Credit Extension Request.

         (e) The failure of any Bank to make any Loan required under this Agreement shall not release any other Bank from its obligation to make Loans as provided herein.

         SECTION 2.02. Method of Borrowing. (a) The Company shall give notice (a "Notice of Borrowing") to the Agent by 10:00 a.m. (St. Louis time) on the day of each Prime Loan or IBOR Loan, and at least one (1) Business Day before each CD Loan, specifying:

                 (i)     the date of such Loan, which shall be a Business Day,

                 (ii)    the aggregate principal amount of such Loan,

                 (iii) whether such Loan is to be a Line of Credit Loan or a Revolving Credit Loan,

                 (iv) whether such Loan is to be a Prime Loan, a CD Loan or an IBOR Loan,

                 (v) in the case of a Fixed Rate Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

                 (vi) that on the date of, and after giving effect to, such Loan, no Default or Event of Default under this Agreement has occurred and is continuing, and

                 (vii) that on the date of, and after giving effect to, such Loan, all of the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as if made on the date of such Loan.

A Notice of Borrowing shall not be required in connection with a Prime Loan pursuant to Section 8.01.

         (b) Upon receipt of a Notice of Borrowing given to it, the Agent shall notify each Bank by 1:00 p.m. (St. Louis time) on the date of receipt of such Notice of Borrowing by the Agent (which must be a Business Day) of the contents thereof and of such Bank's ratable share of such Loan. A Notice of Borrowing shall not be revocable by the Company.

         (c) Not later than 2:00 P.M. (St. Louis time) on the date of each Loan, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Loan, in Federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Company immediately thereafter at the Agent's aforesaid address by crediting such funds to a demand deposit account (or such other account mutually agreed upon in writing between Agent and the Company) of the Company with the Agent.

         (d) If any Bank makes a new Loan hereunder on a day on which the Company is required to or has elected to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Company to the Agent as provided in Section 2.09, as the case may be.

         SECTION 2.03. Notes. (a) The Line of Credit Loans of each Bank to the Company during the Line of Credit Period shall be evidenced by a Line of Credit Note of the Company dated the date hereof and payable to the order of such Bank in a principal amount equal to its Line of Credit Commitment in substantially the form of Exhibit A attached hereto (with appropriate insertions) (as the same may from time to time be amended, modified extended or renewed, the "Line of Credit Notes").

         (b) The Revolving Credit Loans of each Bank to the Company during the Revolving Credit Period shall be evidenced by a Revolving Credit Note of the Company dated the date hereof and payable to the order of such Bank in a principal amount equal to its Revolving Credit Commitment in substantially the form of Exhibit B attached hereto (with appropriate insertions) (as the same may from time to time be amended, modified extended or renewed, the "Revolving Credit Notes").

         (c)     Upon receipt of each Bank's Line of Credit Note pursuant to
Section 3.01(a), the Agent shall mail such Note by certified mail, return receipt requested, to such Bank. Each Bank shall record, and prior to any transfer of its Line of Credit Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Line of Credit Loan made by it during the Line of Credit Period and the date and amount of each payment of principal made by the Company with respect thereto. Each Bank is hereby irrevocably authorized by the Company so to endorse its Line of Credit Note and to attach to and make a part of any such Line of Credit Note a continuation of any such schedule as and when required; provided, however that the obligation of the Company to repay each Line of Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of any Bank to endorse or any mistake by any Bank in connection with endorsement on the schedules attached to their respective Line of Credit Notes. The books and records of each Bank (including, without limitation, the schedules attached to the Line of Credit Notes) showing the account between such Bank and the Company shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

         (d)     Upon receipt of each Bank's Revolving Credit Note pursuant to
Section 3.01(a), the Agent shall mail such Note by certified mail, return receipt requested, to such Bank. Each Bank shall record, and prior to any transfer of its Revolving Credit Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Revolving Credit Loan made by it during the Revolving Credit Period and the date and amount of each payment of principal made by the Company with respect thereto. Each Bank is hereby irrevocably authorized by the Company so to endorse its Revolving Credit Note and to attach to and make a part of any such Revolving Credit Note a continuation of any such schedule as and when required; provided, however that the obligation of the Company to repay each Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of any Bank to endorse or any mistake by any Bank in connection with endorsement on the schedules attached to their respective Revolving Credit Notes. The books and records of each Bank (including, without limitation, the schedules attached to the Revolving Credit Notes) showing the account between such Bank and the Company shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

         SECTION 2.04. Duration of Interest Periods and Selection of Interest Rates. (a) The duration of the initial Interest Period for each Fixed Rate Loan shall be as specified in the applicable Notice of Borrowing. The Company shall elect the duration of each subsequent Interest Period applicable to such Loan and the interest rate to be applicable during such subsequent Interest Period (and the Company shall have the option (i) in the case of any Prime Loan, to elect that such Loan become a Fixed Rate Loan and the Interest Period to be applicable thereto, and (ii) in the case of any Fixed Rate Loan, to elect that such Loan become a Prime Loan), by giving notice of such election to the Agent by 10:00 a.m. (St. Louis time) on the day of, in the case of the election of the Prime Rate or the IBOR Rate, and by 10:00 a.m. (St. Louis time) at least one (1) Business Day before, in the case of the election of the CD Rate, the end of the immediately preceding Interest Period applicable thereto, if any; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Agent and the Banks under
Article VI hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, the Company shall not be permitted to renew any Fixed Rate Loan as a Fixed Rate Loan or to convert any Prime Loan into a Fixed Rate Loan.

         (b) If the Agent does not receive a notice of election for a Loan pursuant to subsection (a) above within the applicable time limits specified therein, the Company shall be deemed to have elected to pay such Loan in whole pursuant to Section 2.08 on the last day of the current Interest Period with respect thereto and to reborrow the principal amount of such Loan on such date as a Prime Loan of the same type (i.e. a Line of Credit Loan or a Revolving Credit Loan).

         (c) Notwithstanding the foregoing, the duration of each Interest Period shall be subject to the provisions of the definition of Interest Period.

         SECTION 2.05.  Interest Rates.   (a) Each Prime Loan shall bear
interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Prime Rate. Such interest shall be payable monthly in arrears on the fourth
(4th) day of each month, commencing on the first such date after such Prime Loan is made, and at maturity. Any overdue principal of and, to the extent permitted by law, overdue interest on, any Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of Two Percent (2%) plus the otherwise applicable rate for such day.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the applicable CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (b)(iii), (b)(iv), (b)(v) or
(b)(vi) of the definition of Interest Period, have an Interest Period of less than thirty (30) days, such portion shall bear interest during such Interest Period at the rate applicable to Prime Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof, unless the duration of the applicable Interest Period exceeds ninety (90) days, in which case such interest shall be payable on the ninetieth (90th) day of such Interest Period and on the last day of such Interest Period. Any overdue principal of and, to the extent permitted by law, overdue interest on, any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of Two Percent (2%) plus the higher of (i) the CD Rate for the immediately preceding Interest Period applicable to such CD Loan or (ii) the rate applicable to Prime Loans for such day.

         (c) Each IBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable IBOR Rate. Interest shall be payable for each Interest Period on the last day thereof, unless the duration of the applicable Interest Period exceeds three (3) months, in which case such interest shall be payable at the end of the first three (3) months of such Interest Period and on the last day of such Interest Period. Any overdue principal of and, to the extent permitted by law, overdue interest on, any IBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of Two Percent (2%) plus the higher of (i) the IBOR Rate for the immediately preceding Interest Period applicable to such IBOR Loan or (ii) the rate applicable to Prime Loans for such day.

         (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Company and the Banks by telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (e) The Agent hereby acknowledges that the procedure for determining the IBOR Base Rate is substantially equivalent to the procedure for determining the rate known in the Eurodollar Market as the "LIBOR Base Rate" except for the time and place of the rate quotation. In the case of the IBOR

Base Rate the rate quotation is made in the United States, whereas in the case of said LIBOR Base Rate the rate quotation is made at 11:00 a.m. in London.
The Agent does not, however, represent, warrant or guarantee that the IBOR Base Rate will be the same as said "LIBOR Base Rate" on any given day.

         SECTION 2.06. Fees. (a) From the Effective Date to but excluding the last day of the Line of Credit Period of the applicable Bank(s), the Company shall pay to the Agent for the account of each Bank a nonrefundable commitment fee on the unused portion of the Line of Credit Commitment of such Bank at the rate of:

                 (i) .025% per annum during such time as the Company's commercial paper is rated P-1 by Moody's and A-1 by S&P,

                 (ii) .0625% per annum during such time as the Company's commercial paper is rated at least P-2 by Moody's and at least A-2 by S&P,

                 (iii) .0625% per annum during such time as the Company's commercial paper is rated at least P-3 by Moody's and at least A-3 by S&P, and

                 (iv) .0625% per annum during such time as the Company's commercial paper is (A) rated NP by Moody's or B, C or D by S&P or
         (B) not rated by either or both of Moody's and/or S&P,

and if clauses (i) and (ii) are both applicable or if clauses (i), (ii) and
(iii) are all applicable, the rate set forth in clause (i) shall be applicable, and if both clauses (ii) and (iii) are applicable, the rate set forth in clause
(ii) shall be applicable. Such commitment fee shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1 during the Line of Credit Period of the applicable Bank(s) and on the last day of the Line of Credit Period of the applicable Bank(s), and shall be calculated on an actual day, 360-day year basis.

         (b) From the Effective Date to but excluding the last day of the Revolving Credit Period of the applicable Bank(s), the Company shall pay to the Agent for the account of each Bank a nonrefundable commitment fee on the unused portion of the Revolving Credit Commitment of such Bank at the rate of:

                 (i) .0625% per annum during such time as the Company's commercial paper is rated P-1 by Moody's and A-1 by S&P,

                 (ii) .125% per annum during such time as the Company's commercial paper is rated at least P-2 by Moody's and at least A-2 by S&P,

                 (iii) .125% per annum during such time as the Company's commercial paper is rated at least P-3 by Moody's and at least A-3 by S&P, and

                 (iv) .125% per annum during such time as the Company's commercial paper is (A) rated NP by Moody's or B, C or D by S&P or
         (B) not rated by either or both of Moody's and/or S&P,

and if clauses (i) and (ii) are both applicable or if clauses (i), (ii) and
(iii) are all applicable, the rate set forth in clause (i) shall be applicable, and if both clauses (ii) and (iii) are applicable, the rate set forth in clause

(ii) shall be applicable. Such commitment fee shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1 during the Revolving Credit Period of the applicable Bank(s) and on the last day of the Revolving Credit Period of the applicable Bank(s), and shall be calculated on an actual day, 360-day year basis.

         (c) From the Effective Date to but excluding the last day of the Line of Credit Period of the applicable Bank(s), the Company shall pay to the Agent for the account of each Bank a nonrefundable facility fee on the entire Line of Credit Commitment of such Bank at the rate of:

                 (i) .125% per annum during such time as the Company's commercial paper is rated P-1 by Moody's and A-1 by S&P,

                 (ii) .125% per annum during such time as the Company's commercial paper is rated at least P-2 by Moody's and at least A-2 by S&P,

                 (iii) .1875% per annum during such time as the Company's commercial paper is rated at least P-3 by Moody's and at least A-3 by S&P, and

                 (iv) .1875% per annum during such time as the Company's commercial paper is (A) rated NP by Moody's or B, C or D by S&P or
         (B) not rated by either or both of Moody's and/or S&P,

and if clauses (i) and (ii) are both applicable or if clauses (i), (ii) and
(iii) are all applicable, the rate set forth in clause (i) shall be applicable, and if both clauses (ii) and (iii) are applicable, the rate set forth in clause
(ii) shall be applicable. Such facility fee shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1 during the Line of Credit Period of the applicable Bank(s) and on the last day of the Line of Credit Period of the applicable Bank(s), and shall be calculated on an actual day, 360-day year basis.

         (d) From the Effective Date to but excluding the last day of the Revolving Credit Period of the applicable Bank(s), the Company shall pay to the Agent for the account of each Bank a nonrefundable facility fee on the entire Revolving Credit Commitment of such Bank at the rate of:

                 (i) .125% per annum during such time as the Company's commercial paper is rated P-1 by Moody's and A-1 by S&P,

                 (ii) .125% per annum during such time as the Company's commercial paper is rated at least P-2 by Moody's and at least A-2 by S&P,

                 (iii) .1875% per annum during such time as the Company's commercial paper is rated at least P-3 by Moody's and at least A-3 by S&P, and

                 (iv) .1875% per annum during such time as the Company's commercial paper is (A) rated NP by Moody's or B, C or D by S&P or
         (B) not rated by either or both of Moody's and/or S&P,

and if clauses (i) and (ii) are both applicable or if clauses (i), (ii) and
(iii) are all applicable, the rate set forth in clause (i) shall be applicable, and if both clauses (ii) and (iii) are applicable, the rate set forth in clause

(ii) shall be applicable. Such facility fee shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1 during the Revolving Credit Period of the applicable Bank(s) and on the last day of the Revolving Credit Period of the applicable Bank(s), and shall be calculated on an actual day, 360-day year basis.

         (e) The Company shall also pay to the Agent for its own account a nonrefundable agent's fee in the amounts set forth in a letter agreement dated the date hereof by and between the Company and the Agent.

         SECTION 2.07. Termination or Reduction of Commitments. (a) The Company may, upon one (1) Business Day's prior written notice to the Agent, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Banks based on their respective Line of Credit Commitments by an aggregate amount of $5,000,000.00 or any larger multiple of $5,000,000.00, the unused portions of the Line of Credit Commitments; provided, however, that (i) at no time shall the Line of Credit Commitments be reduced to a figure less than the total of the outstanding principal amount of all Line of Credit Loans, (ii) at no time shall the Line of Credit Commitments be reduced to a figure greater than zero but less than $25,000,000.00 and (iii) any such termination or reduction shall be permanent and the Company shall have no right to thereafter reinstate or increase, as the case may be, the Line of Credit Commitment of any Bank.

         (b) The Company may, upon one (1) Business Day's prior written notice to the Agent, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Banks based on their respective Revolving Credit Commitments by an aggregate amount of $5,000,000.00 or any larger multiple of $5,000,000.00, the unused portions of the Revolving Credit Commitments; provided, however, that (i) at no time shall the Revolving Credit Commitments be reduced to a figure less than the total of the outstanding principal amount of all Revolving Credit Loans, (ii) at no time shall the Revolving Credit Commitments be reduced to a figure greater than zero but less than $25,000,000.00 and (iii) any such termination or reduction shall be permanent and the Company shall have no right to thereafter reinstate or increase, as the case may be, the Revolving Credit Commitment of any Bank.

         SECTION 2.08. Early Payments. (a) The Company may, upon notice to the Agent specifying that it is paying its Prime Loans and specifying whether it is paying its Line of Credit Loans and/or its Revolving Credit Loans, pay without penalty or premium its Prime Loans in whole at any time, or from time to time in part in amounts aggregating $2,500,000.00 or any larger multiple of $1,000,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that in no event may the Company make a partial payment of Prime Loans which results in the total outstanding Prime Loans which are Line of Credit Loans or the total outstanding Prime Loans which are Revolving Credit Loans being greater than zero but less than $2,500,000.00. Each such optional payment shall be applied to pay the Prime Loans of the several Banks in proportion to their respective Line of Credit Commitments and/or Revolving Credit Commitments, as the case may be depending upon which type of Loans are being paid (i.e. Line of Credit Loans or Revolving Credit Loans).

         (b) The Company may, upon at least one (1) Business Day's notice to the Agent specifying whether it is paying CD Loans or IBOR Loans and specifying whether it is paying its Line of Credit Loans and/or its Revolving Credit Loans, pay without penalty or premium on the last day of any Interest Period its Fixed Rate Loans to which such Interest Period applies, in whole, or in part in amounts aggregating $2,500,000.00 or any larger multiple of $1,000,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that in no event may the Company make a partial payment of CD Loans or IBOR Loans which results in the total outstanding CD Loans which are Line of Credit Loans with respect to which a given Interest Period applies, the total outstanding CD Loans which are Revolving Credit Loans with respect to which a given Interest Period applies, the total outstanding IBOR Loans which are Line of Credit Loans with respect to which a given Interest Period applies or the total outstanding IBOR Loans which are Revolving Credit Loans with respect to which a given Interest Period applies being greater than zero but less than $2,500,000.00. Each such optional payment shall, subject to Article VIII, be applied to pay such Fixed Rate Loans of the several Banks in proportion to their respective Line of Credit Commitments or Revolving Credit Commitments, as the case may be depending upon which type of Loans are being paid (i.e. Line of Credit Loans or Revolving Credit Loans).

         (c) Upon receipt of a notice of payment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such payment and such notice shall not thereafter be revocable by the Company.

         SECTION 2.09. General Provisions as to Payments. The Company shall make each payment of principal of, and interest on, the Loans and of fees and all other amounts payable hereunder, not later than 12:00 P.M. (St. Louis time) on the date when due, in Federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank in immediately available funds its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

         SECTION 2.10. Funding Losses. Notwithstanding any provision contained herein to the contrary, if the Company makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise, but excluding any such payment required by Section 8.02) on any day other than the last day of an Interest Period applicable thereto, or if the Company fails to borrow or pay any Fixed Rate Loan after notice has been given to the Agent in accordance with Section 2.02, 2.04 or 2.08(b), the Company shall reimburse each Bank on demand for any resulting losses and expenses incurred by it, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, provided that such Bank shall have delivered to the Company a certificate as to the amount of such losses and expenses, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.11. Computation of Interest. Interest on Prime Loans hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on CD Loans and interest on IBOR Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

         SECTION 2.12 Maturity. (a) All Line of Credit Loans not paid prior to the last day of the Line of Credit Period of the applicable Bank(s), together with all accrued and unpaid interest thereon and all fees and other amounts owing by the Company to such Bank(s) with respect thereto, shall be due and payable on the last day of the Line of Credit Period of the applicable Bank(s).

         (b) All Revolving Credit Loans not paid prior to the last day of the Revolving Credit Period of the applicable Bank(s), together with all accrued and unpaid interest thereon and all fees and other amounts owing by the Company to such Bank(s) with respect thereto, shall be due and payable on the last day of the Revolving Credit Period of the applicable Bank(s).

                                   ARTICLE III

                             PRECONDITIONS TO LOANS

         SECTION 3.01. Initial Loan. Notwithstanding any provision contained herein to the contrary, none of the Banks shall have any obligation to make the initial Loan hereunder unless the Agent shall have first received:

         (a) this Agreement, the Line of Credit Notes and the Revolving Credit Notes, each executed by duly authorized officer(s) of the Company;

         (b) a copy of resolutions of the Board of Directors of the Company (or a duly authorized committee thereof), duly adopted, which authorize the execution, delivery and performance of this Agreement, the Line of Credit Notes, the Revolving Credit Notes and the other Transaction Documents, certified by the Secretary of the Company;

         (c) a copy of the Certificate of Incorporation of the Company, including any amendments thereto, certified by the Secretary of State of the State of Delaware;

         (d) a copy of the By-Laws of the Company, including any amendments thereto, certified by the Secretary of the Company;

         (e) an incumbency certificate, executed by the Secretary of the Company, which shall identify by name and title and bear the signatures of all of the officers of the Company executing any of the Transaction Documents;

         (f) certificates of corporate good standing of the Company issued by the Secretaries of States of the States of Delaware and Missouri;

         (g) an opinion of counsel of Alan Sachs, Executive Vice President, General Counsel and Secretary of the Company, in the form of Exhibit C attached hereto and incorporated herein by reference;

         (h)     the Notice of Borrowing required by Section 2.02; and

         (i) such other agreements, documents, instruments and certificates as the Agent or any Bank may reasonably request.

         SECTION 3.02. All Loans. Notwithstanding any provision contained herein to the contrary, none of the Banks shall have any obligation to make any Loan hereunder unless:

                 (a) the Agent shall have received a Notice of Borrowing for such Loan if required by Section 2.02;

                 (b) on the date of and immediately after such Loan, no Default or Event of Default under this Agreement shall have occurred and be continuing;

                 (c) on the date of and immediately after such Loan, no material adverse change in the business, financial condition or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, shall have occurred since the Effective Date of this Agreement and be continuing; and

                 (d) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date of such Loan as if made on the date of such Loan.

         Each request for a Loan by the Company hereunder shall be deemed to be a representation and warranty by the Company on the date of such Loan as to the facts specified in clauses (b), (c) and (d) of this Section 3.02.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties. The Company hereby represents and warrants to each of the Banks that:

         (a) Corporate Existence and Power. The Company and each of its Significant Subsidiaries: (i) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate powers and all material governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Company further represents and warrants to each of the Banks that the failure of any one or more of its Subsidiaries other than the Significant Subsidiaries: (i) to be duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) to have all requisite corporate powers and material governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and/or (iii) to be qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, does not and will not have a Material Adverse Effect.

         (b) Corporate Authorization. The execution, delivery and performance by the Company of this Agreement, the Notes and the other Transaction Documents are within the corporate powers of the Company and have been duly authorized by all necessary corporate action.

         (c) Binding Effect. This Agreement, the Line of Credit Notes, the Revolving Credit Notes and the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

         (d)     Financial Information.

                 (i) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of January 30, 1993, and the related consolidated statements of income, common stockholders' equity and cash flows for the fiscal year then ended, with the report thereon of Ernst & Young, copies of which have been provided to the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year;

                 (ii) Since January 30, 1993, there has been no material adverse change in the business, operations, Properties or condition, financial or otherwise, of the Company and its Consolidated Subsidiaries considered as a whole; and

                 (iii) Except as disclosed in Schedule 4.01(d) attached hereto, neither the Company nor any of its Consolidated Subsidiaries has any contingent liability in excess of $10,000,000.00 which is required to be disclosed in accordance with GAAP and which is not disclosed on said financial statements or the notes thereto.

         (e) Litigation. Except as disclosed in Schedule 4.01(e) attached hereto, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental, regulatory or administrative body, agency or official in which the prayer or claim for relief seeks recovery of an amount in excess of $10,000,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $10,000,000.00), or any form of equitable relief which if granted would have a Material Adverse Effect.

         (f) Pension and Welfare Plans. Each Pension Plan complies in all material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither the Company nor any ERISA Affiliate nor any Subsidiary has withdrawn from any Multi-Employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by the Company, any ERISA Affiliate or any Subsidiary to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multi-Employer Plan which could result in the incurrence by the Company, any ERISA Affiliate or any Subsidiary of any material liability, fine or penalty; and neither the Company nor any ERISA Affiliate nor any Subsidiary is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on Schedule 4.01(f) attached hereto, neither the Company nor any Subsidiary has any contingent liability with respect to any "employee welfare benefit plan", as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries.

         (g) Tax Returns and Payment. The Company and its Subsidiaries have filed all tax returns which are required to be filed and have paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries and upon their respective Properties, assets, income and franchises which have become due and payable by the Company or any of its Subsidiaries, except those (i) wherein the amount, applicability or validity are being contested by the Company or any such Subsidiary by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves have been established or (ii) the nonpayment of which (a) by the Company or any Subsidiary was not willful and (b) would not result in a Material Adverse Effect. All material tax liabilities of the Company and its Subsidiaries were adequately provided for as of January 30, 1993, and are now so provided for on the books of the Company and its Subsidiaries.

         (h) Compliance With Other Instruments; None Burdensome. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect, and which is not disclosed on the Company's financial statements heretofore submitted to the Banks; none of the execution and delivery by the Company of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company, or any of the provisions of the Company's Certificate of Incorporation or By-Laws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which the Company is a party or subject or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required as a pre-condition to, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

         (i) Existing Indebtedness. Schedule 4.01(i) attached hereto is a true, correct and complete list of all Funded Debt and Capitalized Leases of the Company with a principal balance of $1,000,000.00 or more and all Current Debt, Funded Debt and Capitalized Leases of the Restricted Subsidiaries with a principal balance of $1,000,000.00 or more outstanding as of April 30, 1993.

         (j) Labor Matters. Except as disclosed on Schedule 4.01(j) attached hereto, (a) neither the Company nor any Subsidiary is a party to any union labor contract and (b) neither the Company nor any Subsidiary is a party to any labor dispute.

         (k) Title to Property. The Company and each Subsidiary is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for the Company or such Subsidiary to conduct its business. The Company and its Subsidiaries enjoy peaceful and undisturbed possession in all material respects under all leases under which they are operating as lessees (provided, however, that any failure to enjoy such peaceful and undisturbed possession under any such lease shall not constitute a breach of this representation and warranty if the effect of such failure would not have a Material Adverse Effect), and all such leases are valid and subsisting and in full force and effect, except for any default or defaults the effect of which, if taken individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has signed any financing statements, security agreements or chattel mortgages with respect to any of its Property, has granted or permitted any Liens securing Indebtedness or other claims in an amount in excess of $500,000.00 with respect to any of its Property or has any knowledge of any Liens securing Indebtedness or other claims in an amount in excess of $500,000.00 with respect to any of its Property, except as disclosed on Schedule 4.01(k) attached hereto.

         (l) Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended. If requested by Agent, the Company shall furnish to Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         (m) Multi-Employer Pension Plan Amendments Act of 1980. The Company and each Subsidiary is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA"), and has no liability for pension contributions pursuant to MEPPAA.

         (n) Investment Company Act of 1940; Public Utility Holding Company Act of 1935. The Company is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. The Company is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         (o)     Patents, Licenses, Trademarks, Etc.  Except as disclosed on
Schedule 4.01(o) attached hereto, the Company and its Subsidiaries possess all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct their respective businesses in all material respects as now conducted without known conflict with any patent, license, trademark, trade name or copyright of any other Person.

         (p) Environmental Safety and Health Matters. Except as disclosed on Schedule 4.01(p) attached hereto, (i) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and Occupational Safety and Health Laws such that they will not incur or be subject to any liability, penalty or Lien thereunder which could, individually or in the aggregate, have a Material Adverse Effect, (ii) the Company and its Subsidiaries do not create, manage, store, discharge, treat, dispose of or release any Hazardous Materials in violation of any applicable Environmental Laws, (iii) there are no known conditions or circumstances associated with any of the currently or previously owned or leased Properties or operations of the Company or any of its Subsidiaries or any tenants, if any, of the Company or any of its Subsidiaries which may give rise to any liability, penalty or Lien under any applicable Environmental Law or any applicable Occupational Safety and Health Law which could have a Material Adverse Effect and (iv) neither the Company nor any of its Subsidiaries has knowledge of any violation of, or has received or filed any notice pertaining to any violation or alleged violation of, any applicable Environmental Law or any applicable Occupational Safety and Health Law.

         (q) Handyman Guarantees. In the event the Company had to assume payment under any or all of the Handyman Guarantees, such payment or payments would not have a Material Adverse Effect.

         (r) Subsidiaries. Schedule 4.01(r) attached hereto correctly sets forth (i) the name and jurisdiction of incorporation of each Subsidiary as of the date hereof and (ii) a statement of the ownership of each such Subsidiary's stock. The shares of stock of the Subsidiaries listed on Schedule 4.01(r) as being owned by the Company or any of its Subsidiaries are so owned as of the date of this Agreement, free and clear of any and all liens, claims and encumbrances of any kind or nature whatsoever, and all such shares of stock have been duly issued and are fully paid and non-assessable.

         (s) Disclosure. Neither this Agreement nor any of the Exhibits or Schedules hereto nor any certificate or other data furnished to the Agent or any of the Banks in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue or incorrect statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.
To the best knowledge of the Company, there is no fact peculiar to the Company or any of its Subsidiaries which presently has a Material Adverse Effect or in the future (so far as the Company can now reasonably foresee) will have a Material Adverse Effect, which has not heretofore been disclosed by the Company to the Agent.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01. Covenants of the Company. The Company agrees that, so long as any Bank has any Line of Credit Commitment or Revolving Credit Commitment hereunder or any amount payable under any Note remains unpaid, unless the prior written consent of the Required Banks is obtained:

         (a)     Information.  The Company will deliver to each Bank:

                 (i) as soon as available and in any event within ninety-five (95) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, common stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP and reported on and accompanied by the unqualified opinion (or, if the Required Banks, in their sole and absolute discretion, determine that the reason or reasons for the qualification of the accountant's opinion are not disadvantageous in any material respect to the Company or any of the Banks, the qualified opinion) of Ernst & Young or other independent certified public accountants of nationally recognized standing selected by the Company, together with a certificate from such accountants that, in conducting the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps being taken to cure it, but such accountants shall not be liable, directly or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default;

                 (ii)    as soon as available and in any event within fifty
         (50) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal quarter, the related consolidated statement of income for such fiscal quarter and for the portion of the Company's fiscal year ended at the end of such fiscal quarter and the related consolidated statement of cash flows for the portion of the Company's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Company;

                 (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate executed by the chief financial officer of the Company on its behalf, in the form attached hereto and made a part hereof as Exhibit D, accompanied by supporting financial work sheets where appropriate, (A) evidencing the Company's compliance with the financial covenants contained in Sections 5.01(b), 5.01(c), 5.01(d), 5.01(e)(vii), 5.01(e)(viii), 5.01(f), 5.01(h), 5.01(i) and 5.01(k) of this Agreement, (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto, (C) certifying that all of the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date of such certificate and (D) giving, in the event of the formation or acquisition of a Subsidiary during the preceding fiscal period, the name of such Subsidiary, its jurisdiction of incorporation and a brief description of its business, together with, in the case of such an acquisition, evidence showing the Company's compliance with Section 5.01(g)(ii);

                 (iv) promptly upon the mailing thereof to the shareholders of the Company generally, and in any event within ten (10) days after any such mailing, copies of all financial statements, reports, proxy statements and other material information so mailed;

                 (v) promptly upon any filing thereof, and in any event within ten (10) days after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Company shall file with the Securities and Exchange Commission or any successor agency;

                 (vi) if the Company submits a Revolving Credit Extension Request to the Agent, simultaneously with the delivery of each such Revolving Credit Extension Request, consolidated balance sheet, income statement and cash flow projections for the Company and its Consolidated Subsidiaries for the fiscal year of the Company during which such Revolving Credit Extension Request is submitted and the succeeding two (2) year period, all in form and detail reasonably acceptable to the Banks;

                 (vii) within one hundred twenty (120) days after the beginning of each fiscal year of the Company, a general outline of the projected financial outlook for the Company and its Consolidated Subsidiaries for such fiscal year, which outline shall be delivered to each of the Banks at a meeting to be held between the Company and the Banks; and

                 (viii) from time to time, with reasonable promptness, such further information regarding the business, affairs and financial position of the Company and each Subsidiary as the Agent or any Bank may reasonably request.

         It is understood that the Company's fiscal year ends on the Saturday nearest in time to January 31, the first quarter of the Company's fiscal year ends on the 13th Saturday following the end of the fiscal year, the second quarter ends on the 13th Saturday following the end of the first quarter, the third quarter ends on the 13th Saturday following the end of the second quarter and the fourth quarter ends at the fiscal year end.

         The Company may from time to time change its accounting methods, either at its option or in order to comply with GAAP, provided that (a) any such change(s) are in accordance with GAAP and are approved by the Company's independent certified public accountants and (b) if the Required Banks or the Company, in their or its sole and absolute discretion, determine that any such accounting change(s), individually or in the aggregate, have any significant effect on any of the financial covenants contained in this Agreement (i) with respect to those financial covenant(s) upon which the effect of such accounting change(s) can be determined with mathematical certainty, such financial covenant(s) shall be amended to reflect the effect of such accounting change(s) (and the Company, the Agent and each of the Banks shall be obligated to promptly execute an amendment to such effect) and (ii) with respect to those financial covenant(s) upon which the effect of such accounting change(s) cannot be determined with mathematical certainty, the Company and the Banks shall, in good faith, negotiate and use their best efforts to agree upon new financial covenant(s) reasonably acceptable to the Company and the Required Banks to replace the affected financial covenant(s) (which new financial covenant(s) shall, to the extent reasonably possible, approximate the effect of such accounting change(s) on the existing financial covenant(s)), and if the Company and the Required Banks cannot, in good faith, agree on said new financial covenant(s), the existing financial covenant(s) shall remain in full force and effect. Each such amendment shall be evidenced by an instrument in writing signed by the Company, the Agent and each of the Banks and until such amendment has been fully executed the existing financial covenant(s) shall remain in full force and effect.

         (b) Consolidated Net Worth. The Company will keep and maintain a Consolidated Net Worth in an amount not less than (i) as of the last day of each fiscal quarter of the fiscal year of the Company ending February 1, 1994, $320,000,000.00, and (ii) as of the last day of each fiscal quarter of each fiscal year of the Company thereafter, the sum of the Consolidated Net Worth required to be maintained during the immediately preceding fiscal year of the Company plus an amount equal to 33% of Consolidated Net Income for such preceding fiscal year (but without deduction in the case of a deficit in Consolidated Net Income).

         (c) Limitations on Current Debt and Funded Debt. (i) The Company will not create, assume or incur or in any manner be or become liable in respect of any Funded Debt, and will not cause or permit any Restricted Subsidiary to create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

                 (A)     Funded Debt evidenced by the Notes;

                 (B) Funded Debt of the Company and its Restricted Subsidiaries outstanding as of the date of this Agreement and reflected on Schedule 4.01(i) attached hereto;

                 (C) Additional Funded Debt of the Company and additional Funded Debt and Current Debt of its Restricted Subsidiaries provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof: (1) in the case of the issuance of any Funded Debt of the Company or any Restricted Subsidiary, the sum of Consolidated Funded Debt plus Consolidated Attributable Indebtedness does not exceed 50% of Consolidated Net Tangible Assets; and (2) in the case of the issuance of any Funded Debt of the Company secured by Liens permitted by Section 5.01(e)(viii) or the issuance of any Funded Debt or Current Debt of a Restricted Subsidiary, the sum, without duplication, of (x) Consolidated Attributable Indebtedness, (y) Consolidated Secured Debt secured by Liens described in Section 5.01(e)(viii) and (z) the aggregate amount of all Funded Debt and Current Debt of Restricted Subsidiaries (other than Funded Debt and Current Debt owing to the Company or to another Wholly-Owned Restricted Subsidiary), would not exceed 15% of Consolidated Net Tangible Assets; and

                 (D) Current Debt or Funded Debt of a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary.

         (ii) Current Debt and Funded Debt issued or incurred in accordance with the limitations of Sections 5.01(c)(i)(B) or 5.01(c)(i)(C) may be renewed, extended or refunded (without any increase in principal amount remaining unpaid at the time of such renewal, extension or refunding) without regard to the limitations of this Section 5.01(c).

         (iii) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 5.01(c) be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Current Debt and Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

         (iv) Any Current Debt or Funded Debt of a Restricted Subsidiary to a previously Wholly-Owned Restricted Subsidiary shall be deemed to have been created, assumed or incurred immediately after such Wholly-Owned Restricted Subsidiary is no longer WhollyOwned.

         (d) Fixed Charges Coverage Ratio. The Company will keep and maintain the ratio of Net Income Available for Fixed Charges to Fixed Charges for each period of four (4) consecutive fiscal quarters at not less than 1.25 to 1.00.

         (e) Limitation on Liens. The Company will not, and will not cause or permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on any of its or their Property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any Property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire or agree to acquire, any Property or assets upon conditional sales agreements or other title retention devices, except:

                 (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 5.01(o)(i);

                 (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall (A) at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured and (B) have set aside on its books, reserves deemed by it to be adequate with respect thereto;

                 (iii) Liens incidental to the conduct of business or the ownership of Properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

              (iv) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair the use of such real properties in the operation of the business of the Company and its Restricted Subsidiaries;

              (v) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary;

              (vi) Liens existing as of April 30, 1993, and reflected in
         Schedule 4.01(k) attached hereto;

              (vii) Liens incurred after the Effective Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (A) the Lien shall attach solely to the fixed assets acquired or purchased, (B) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company),
         (C) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 5.01(c)(i)(C), and (D) such fixed assets shall not have been acquired out of the proceeds of a Sale and Leaseback Transaction permitted under Section 5.01(f).

              (viii) Liens incurred after the Effective Date by the Company or any Restricted Subsidiary on property, plant or equipment given to secure Funded Debt of the Company or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (i) through
         (vii) hereof; provided that all Indebtedness secured by Liens incurred pursuant to this Section 5.01(e)(viii) shall have been incurred within the limitations provided in Sections 5.01(c)(i)(C); and

              (ix) any extension, renewal or replacement of any Lien permitted by the preceding clauses (vi), (vii) and (viii) hereof in respect of the same Property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (1) such Lien shall attach solely to the same such Property and (2) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding.

         Any Lien securing Indebtedness of a Restricted Subsidiary to a previously Wholly-Owned Restricted Subsidiary shall be deemed to have been created immediately after such Wholly-Owned Restricted Subsidiary is no longer Wholly-Owned.

         (f) Limitations on Sale and Leasebacks. The Company will not, and will not cause or permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby the Company or such Restricted Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any Property owned by the Company or such Restricted Subsidiary more than one hundred eighty (180) days after the later of the date of initial acquisition of such Property or completion or occupancy thereof, as the case may be, by the Company or such Restricted Subsidiary, and then rent or lease, as lessee, such Property or any part thereof for a period or periods which in the aggregate would exceed thirty-six (36) months from the date of commencement of the lease term (a "Sale and Leaseback Transaction"), provided that the foregoing restriction shall not apply to any Sale and Leaseback Transaction if immediately after the consummation of such Sale and Leaseback Transaction and after giving effect thereto, either of the following conditions is satisfied:

              (i) the sale of such Property is for cash consideration which equals or exceeds the fair market value of the Property so sold (as determined in good faith by the Board of Directors of the Company) and the net proceeds from such sale are applied within ninety (90) days after such sale to (A) the purchase or acquisition (and/or, in the case of real property, the construction) of tangible assets useful and intended to be used by the Company or a Restricted Subsidiary in the ordinary course of its business (provided that in any such event the Company and its Restricted Subsidiaries shall not then or thereafter cause or permit or agree or consent to cause or permit such tangible assets to be subject to any Lien) or (B) the prepayment at the applicable prepayment premium, if any, on a pro rata basis, of Funded Debt of the Company and its Restricted Subsidiaries; or

                 (ii) after giving effect to the consummation of such Sale and Leaseback Transaction and to the application of the proceeds therefrom, the sum, without duplication, of (1) Consolidated Attributable Indebtedness (including the Consolidated Attributable Indebtedness to be incurred in connection with such Sale and Leaseback Transaction), (2) Consolidated Secured Debt secured by Liens permitted and incurred within the limitations of Section 5.01(e)(viii) and (3) Current Debt and Funded Debt of Restricted Subsidiaries shall not exceed 15% of Consolidated Net Tangible Assets.

         (g) Merger or Consolidation. The Company will not, and, except as permitted in Section 5.01(h), it will not cause or permit any Restricted Subsidiary to, merge or consolidate into or with any other Person; provided, however, that:

                 (i) any Restricted Subsidiary may merge or consolidate into or with the Company or any Wholly-Owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

                 (ii) the Company or any Restricted Subsidiary may acquire by merger or other method all of the capital stock or assets of any Person so long as (A) the Company or such Restricted Subsidiary, as the case may be, is the surviving or continuing corporation, (B) both prior to and after giving effect to said transaction, the Company is in compliance with all of the terms, representations, warranties, covenants and agreements contained in this Agreement and no Default or Event of Default under this Agreement has occurred and is continuing and (C) after giving effect to such consolidation or merger the surviving or continuing corporation would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 5.01(c)(i)(C).

         (h) Certain Restrictions Relating to Subsidiaries. (i) Except as permitted by Section 5.01(g), the Company will not cause or permit any Restricted Subsidiary to merge or consolidate into or with any Person (other than the Company or a Wholly-Owned Subsidiary) if such other Person will be the surviving or continuing corporation unless, (A) immediately after giving effect to such merger or consolidation, (1) the portion of Consolidated Net Tangible Assets attributable to the Restricted Subsidiary being merged or consolidated shall not exceed 12.5% of the total Consolidated Net Tangible Assets as of the end of the fiscal quarter of the Company immediately preceding the date of such merger or consolidation and (2) the portion of Consolidated Net Sales attributable to the Restricted Subsidiary being merged or consolidated shall not exceed 12.5% of the total Consolidated Net Sales as of the end of the fiscal year of the Company immediately preceding the date of such merger or consolidation, (B) the ratio of Net Income Available for Fixed Charges to Fixed Charges for the period of four (4) consecutive fiscal quarters ending immediately preceding the date of such merger or consolidation (determined on a pro forma basis and excluding any amounts attributable to the Restricted Subsidiary being merged or consolidated) shall not be less than 1.25 to 1.00,
(C) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing and (D) immediately after giving effect to such merger or consolidation, all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as if made on the date of such merger or consolidation.

         (ii) The Company will not, and it will not cause or permit any Restricted Subsidiary to, sell, assign, transfer or otherwise dispose of any capital stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly-Owned Subsidiary) unless, (A) immediately after giving effect to such sale, assignment, transfer or other disposition, (1) the portion of Consolidated Net Tangible Assets attributable to that portion of the Restricted Subsidiary being sold, assigned, transfered or otherwise disposed of (meaning the same proportion as the fair market value (as determined by the Company in good faith) of the capital stock being sold bears to the total fair market value (as determined by the Company in good faith) of all of the outstanding capital stock of such Restricted Subsidiary) shall not exceed 12.5% of the total Consolidated Net Tangible Assets as of the end of the fiscal quarter of the Company immediately preceding the date of such sale, assignment, transfer or other disposition and (2) the portion of Consolidated Net Sales attributable to that portion of the Restricted Subsidiary being sold, assigned, transfered or otherwise disposed of (meaning the same proportion as the fair market value (as determined by the Company in good faith) of the capital stock being sold bears to the total fair market value (as determined by the Company in good faith) of all of the outstanding capital stock of such Restricted Subsidiary) shall not exceed 12.5% of the total Consolidated Net Sales as of the end of the fiscal year of the Company immediately preceding the date of such sale, assignment, transfer or other disposition, (B) the ratio of Net Income Available for Fixed Charges to Fixed Charges for the period of four (4) consecutive fiscal quarters ending immediately preceding the date of such sale, assignment, transfer or other disposition (determined on a pro forma basis and excluding any amounts attributable to that portion of the Restricted Subsidiary being sold, assigned, transfered or otherwise disposed of (meaning the same proportion as the fair market value (as determined by the Company in good faith) of the capital stock being sold bears to the total fair market value (as determined by the Company in good faith) of all of the outstanding capital stock the Restricted Subsidiary)) shall not be less than 1.25 to 1.00,
(C) immediately after giving effect to such sale, assignment, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing and (D) immediately after giving effect to such sale, assignment, transfer or other disposition, all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as if made on the date of such transfer or other disposition.

         (iii) The Company will not cause or permit any Restricted Subsidiary to issue any shares of its capital stock to any Person (other than the Company or a Wholly-Owned Subsidiary) unless, (A) immediately after giving effect to such issuance, (1) the portion of Consolidated Net Tangible Assets attributable to that portion of the Restricted Subsidiary being issued to another Person (meaning the same proportion as the fair market value (as determined by the Company in good faith) of the capital stock being issued bears to the total fair market value (as determined by the Company in good faith) of all of the outstanding capital stock of such Restricted Subsidiary (including the capital stock being issued)) shall not exceed 12.5% of the total Consolidated Net Tangible Assets as of the end of the fiscal quarter of the Company immediately preceding the date of such issuance and (2) the portion of Consolidated Net Sales attributable to that portion of the Restricted Subsidiary being issued to another Person (meaning the same proportion as the fair market value (as determined by the Company in good faith) of the capital stock being issued bears to the total fair market value (as determined by the Company in good faith) of all of the outstanding capital stock of such Restricted Subsidiary (including the capital stock being issued)) shall not exceed 12.5% of the total Consolidated Net Sales as of the end of the fiscal year of the Company immediately preceding the date of such issuance, (B) the ratio of Net Income Available for Fixed Charges to Fixed Charges for the period of four (4) consecutive fiscal quarters ending immediately preceding the date of such issuance (determined on a pro forma basis and excluding any amounts attributable to that portion of the Restricted Subsidiary being issued to another Person (meaning the same proportion as the fair market value (as determined by the Company in good faith) of the capital stock being issued bears to the total fair market value (as determined by the Company in good faith) of all of the outstanding capital stock of the Restricted Subsidiary (including the capital stock being issued))) shall not be less than 1.25 to 1.00, (C) immediately after giving effect to such issuance, no Default or Event of Default shall have occurred and be continuing, and (D) immediately after giving effect to such issuance, all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as if made on the date of such issuance.

         (iv) The Company will not cause or permit any Restricted Subsidiary to, sell, assign, transfer or otherwise dispose of (other than in the ordinary course of business) any of such Restricted Subsidiary's Property or assets to any Person (other than the Company or any Wholly-Owned Subsidiary) unless, (A) immediately after giving effect to such sale, assignment, transfer or other disposition, (1) the portion of Consolidated Net Tangible Assets attributable to that portion of the Restricted Subsidiary being sold, assigned, transfered or otherwise disposed of (meaning the same proportion as the fair market value (as determined by the Company in good faith) of the Properties and assets being sold bears to the total fair market value (as determined by the Company in good faith) of all of Properties and assets of the Restricted Subsidiary) shall not exceed 12.5% of the total Consolidated Net Tangible Assets as of the end of the fiscal quarter of the Company immediately preceding the date of such sale, assignment, transfer or other disposition and (2) the portion of Consolidated Net Sales attributable to that portion of the Restricted Subsidiary being sold, assigned, transfered or otherwise disposed of (meaning the same proportion as the fair market value (as determined by the Company in good faith) of the Properties and assets being sold bears to the total fair market value (as determined by the Company in good faith) of all of Properties and assets of the Restricted Subsidiary) shall not exceed 12.5% of the total Consolidated Net Sales as of the end of the fiscal year of the Company immediately preceding the date of such sale, assignment, transfer or other disposition, (B) the ratio of Net Income Available for Fixed Charges to Fixed Charges for the period of four
(4) consecutive fiscal quarters ending immediately preceding the date of such sale, assignment, transfer or other disposition (determined on a pro forma basis and excluding any amounts attributable to that portion of the Restricted Subsidiary being sold, assigned, transfered or otherwise disposed of (meaning the same proportion as the fair market value (as determined by the Company in good faith) of the Properties and assets being sold bears to the total fair market value (as determined by the Company in good faith) of all of Properties and assets of the Restricted Subsidiary)) shall not be less than 1.25 to 1.00,
(C) immediately after giving effect to such sale, assignment, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing and (D) immediately after giving effect to such sale, assignment, transfer or other disposition, all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as if made on the date of such sale, assignment, transfer or other disposition.

         (i) Consolidated Current Ratio. The Company will at all times maintain a Consolidated Current Ratio of at least 1.25 to 1.00.

         (j) Transactions with Affiliates. The Company will not, and will not cause or permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

         (k) Restricted Investments. The Company will not, and will not cause or permit any Subsidiary to, directly or indirectly, make any Restricted Investments, unless, immediately after giving effect thereto, the aggregate amount of all Restricted Investments owned by the Company and/or any one or more of its Subsidiaries (valued in accordance with GAAP) does not exceed the sum of $10,000,000.00.

         (l)     Payment of Indebtedness.  The Company and each Subsidiary will
(i) pay any and all Indebtedness for borrowed money with an outstanding principal balance of $1,000,000.00 or more payable or guaranteed by the Company or such Subsidiary, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement or instrument relating to such Indebtedness or such guarantee and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon the Company or such Subsidiary, as the case may be, by any and all agreements, documents, instruments and indentures evidencing, securing or otherwise relating to such Indebtedness or guarantee.

         (m) Payment of Liabilities. Except as otherwise specifically provided in Section 5.01(o)(i), the Company and each Subsidiary will pay each liability and/or obligation of an outstanding amount of $1,000,000.00 or more which is payable or guaranteed by the Company or such Subsidiary, as the case may be, when due in accordance with the agreement or instrument relating to such liability and/or obligation or such guarantee; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such liability or obligation which is being contested in good faith by appropriate proceedings being diligently conducted and for which reserves in form and amount deemed adequate by the Company in its reasonable judgment have been provided (segregated to the extent required by GAAP), except that the Company and its Subsidiaries shall pay or cause to be paid all such liabilities and obligations forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

         (n) Consultations and Inspections. Solely for the purpose of permitting the Banks to determine compliance by the Company with this Agreement, the Company will permit, and will cause each Subsidiary to permit, any Bank (and any Person appointed by any Bank to whom the Company does not reasonably object) to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the officers of the Company and each of its Subsidiaries, all at such reasonable times and as often as may from time to time be reasonably requested. The Company will also permit, and will cause each Subsidiary to permit, inspection of its Properties, books and records by any Bank during normal business hours and at other reasonable times. If such consultation and/or inspection reveals that no Default or Event of Default under this Agreement has occurred and is continuing, the Bank causing such consultation and/or inspection shall bear the expense of such consultation and/or inspection; provided, however, that such expense shall not include compensation of the Company or any Subsidiary or any of their respective employees, agents or other representatives for their involvement in such consultation and/or inspection. If such consultation and/or inspection reveals that any Default or Event of Default under this Agreement has occurred and is continuing, the Company shall bear the expense of such consultation and/or inspection.

         (o) Payment of Taxes and Claims; Corporate Existence; Maintenance of Properties; Insurance. The Company will, and will cause each Subsidiary to:

                 (i) pay and discharge promptly all taxes, assessments and other governmental charges or levies imposed upon it or any of its income, profits or Property before the same shall become past due or in default, as well as all lawful claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law become a Lien upon any of its Property or assets; provided, however, that (A) neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in form and amount deemed adequate by the Company and its independent certified public accountants have been provided (segregated to the extent required by GAAP), except that the Company and its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond and (B) any failure to pay any such tax, assessment, charge, levy or claim shall not constitute an Event of Default if such failure (1) was not willful and (2) does not and will not result in any Material Adverse Effect;

                 (ii) do all things necessary to preserve and keep in full force and effect its corporate existence and franchises; provided, however, that nothing in this Section 5.01(o)(ii) shall prevent
         (1) the abandonment or termination of the corporate existence and franchises of any Subsidiary if, in the opinion of the Company, such abandonment or termination is in the interest of the Company and not disadvantageous in any material respect to any of the Banks or (2) a consolidation or merger permitted by Section 5.01(g);

                 (iii) on a basis consistent with the past practices of the Company and its Subsidiaries, maintain and keep its Properties used or useful in the conduct of its business in good condition, repair and working order and supplied with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

                 (iv) cause its Properties of an insurable nature to be self-insured or insured (subject to reasonable deductible amounts) by reputable and solvent insurance companies against loss or damages (including public liability) in amounts and subject to terms deemed adequate and prudent by the Company. For purposes of this Section 5.01(o)(iv), a "reputable and solvent" insurance company shall mean any insurance company accorded a rating by A.M. Best Company, Inc. of A:XII or higher at the time of issuance of any policy; provided, however, that if during the term of any insurance policy, the rating accorded the insurer shall be less than A:XII, the Company or the Subsidiary, as the case may be, on the date of renewal of any such policy (or, if such change in rating shall occur within ninety (90) days prior to such renewal date, within ninety (90) days of the date of such change in rating), will obtain such insurance policy from an insurer accorded such a rating.

         (p) Maintenance of Books and Records. The Company and its Subsidiaries will, on a consolidated basis, maintain their books and records in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to the Banks pursuant to Section 5.01(a) and concurred in by the independent certified public accountants of the Company).

         (q) Changes in Nature of Business. The Company will not, and will not cause or permit any Subsidiary to, engage in any business if, as a result, the general nature of the business which would then be engaged in by the Company and its Subsidiaries, considered as a whole, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries as of the Effective Date of this Agreement.

         (r) Compliance with Law. The Company will, and will cause each Subsidiary to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which it is subject and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which failure to comply or failure to obtain could reasonably be expected to have a Material Adverse Effect.

         (s) Accountant. The Company shall give the Banks prompt notice of any change of the Company's independent certified public accountants and a statement of the reasons for such change. The Company shall at all times utilize independent certified public accountants of nationally recognized standing.

         (t) ERISA Compliance. If the Company or any Subsidiary shall have any Pension Plan, the Company and such Subsidiary or Subsidiaries shall comply in all material respects with all requirements of ERISA relating to such plan. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary shall:

                 (i) permit any Pension Plan maintained by it to engage in any nonexempt "prohibited transaction," as such term is defined in
         Section 4975 of the Code;

                 (ii) permit any Pension Plan maintained by it to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C. Section 1082, whether or not waived;

                 (iii) terminate any such Pension Plan in a manner which could result in the imposition of a Lien on any Property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, 29 U.S.C. Section 1368; or

                 (iv) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA.

         Notwithstanding any provision contained in this Section 5.01(t) to the contrary, an act by the Company or any Subsidiary shall not be deemed to constitute a violation of subparagraphs (i) through (iv) hereof unless the Required Banks determine in good faith that said action, individually or cumulatively with other acts of the Company and its Subsidiaries, does have or is likely to cause a Material Adverse Effect.

         The Company shall have the affirmative obligation hereunder to report to the Banks any of those acts identified in subparagraphs (i) through (iv) hereof, regardless of whether said act does have or is likely to cause a Material Adverse Effect, and failure by the Company to report such act promptly upon the Company's becoming aware of the existence thereof shall constitute an Event of Default hereunder.

         (u) Further Assurances. The Company will execute any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which any Bank may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement, the Notes and the other Transaction Documents.

         (v) Notices. The Company will notify the Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Company and/or its Subsidiaries with respect thereto:

                 (i) Default. The occurrence of (A) any Default or Event of Default under this Agreement or (B) any default or event of default by the Company or any Subsidiary under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which the Company or any Subsidiary, as the case may be, is a party or by which it is bound or to which it is subject, a default under which could have a Material Adverse Effect;

                 (ii) Litigation. The institution of any litigation, arbitration proceeding or governmental, regulatory or administrative proceeding affecting the Company or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $10,000,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $10,000,000.00) or any form of equitable relief which if granted could have a Material Adverse Effect;

                 (iii) Judgment. The entry of any judgment or decree in an amount in excess of $1,000,000.00 against the Company or any Subsidiary;

                 (iv) Pension Plans. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by the Company, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by the Company, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of the Company or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

                 (v) Environmental and Safety and Health Matters. The receipt by the Company or any Subsidiary of any notice or allegation by any governmental or regulatory agency, entity, authority or official that:
         (i) the operations of the Company or any Subsidiary are not in full compliance with the requirements of any applicable Environmental Law or Occupational Safety and Health Law; (ii) the Company or any Subsidiary or any of their respective Properties or facilities are subject to any Federal, state or local investigation concerning
         (A) any actual, threatened or suspected violation of any Environmental Law or Occupational Safety and Health Law and/or any spillage, disposal or other release into the environment of any Hazardous Materials or (B) any unsafe or unhealthful condition; or (iii) any Properties, facilities or assets of the Company or any Subsidiary are or may become subject to any Environmental Lien;

                 (vi) Material Adverse Change. The occurrence of any material adverse change in the business, operations or condition, financial or otherwise, of the Company and its Subsidiaries, considered as a whole; and

                 (vii) Change in Management. Any resignation, removal or replacement of the Chairman of the Board, President or Chief Financial Officer of the Company.

         (w)     Pension Plans.  Neither the Company nor any Subsidiary shall
(a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty.

         (x) Acquisitions. The Company will not, nor will it cause or permit any Subsidiary to, make or suffer to exist any Acquisition of any Person, except Acceptable Acquisitions.

         (y) Guaranties. The Company will not, and will not cause or permit any Restricted Subsidiary to, become liable in respect of any Guaranty except Guaranties which are limited in amount to a maximum stated dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with Section 5.01(c) and the other provisions of this Agreement.

         SECTION 5.02. Use of Proceeds. The Company agrees that (i) the proceeds of the Loans made under this Agreement will be used solely for its general corporate purposes and (ii) none of such proceeds will be used in violation of any applicable law or regulation.

                                   ARTICLE VI

                                    DEFAULTS

         SECTION 6.01. Events of Default. If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

                 (a) the Company shall fail to pay any principal of or interest on any of the Notes or any other amount or amounts payable by the Company under this Agreement as and when the same shall become due and payable;

                 (b) the Company shall violate or fail to perform or observe any of the covenants or agreements contained in Section 5.01 or Section 5.02 of this Agreement;

                 (c) the Company shall violate or fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in clauses (a) or (b) above) and any such violation or failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to the Company by the Agent at the request of any Bank or (ii) a responsible officer of the Company obtaining knowledge of such default;

                 (d) any representation or warranty of the Company made in this Agreement, in any other Transaction Document or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue, incorrect or materially misleading when made or effected;

                 (e) this Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by the Company, or if the transactions completed hereunder or thereunder shall be contested by the Company or if the Company shall deny that it has any or further liability or obligation hereunder or thereunder;

                 (f) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

                 (g) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary, or of a substantial part of the Property or assets of the Company or any Subsidiary, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of the Company or any Subsidiary or of a substantial part of the Property or assets of the Company or any Subsidiary or (iii) the winding-up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days;

                 (h) The Company or any Subsidiary shall be declared by any of the Banks to be in default on, or pursuant to the terms of, (1) any other present or future obligation to any of such Bank(s), including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to any of such Bank(s) a Lien upon any Property or assets of the Company or such Subsidiary, as the case may be, and, if such default relates to a commercial letter of credit reimbursement obligation, such default shall remain unremedied for two (2) Business Days after written notice thereof shall have been given to the Company or such Subsidiary, as the case may be, by such Bank(s);

                 (i) The Company or any Subsidiary shall fail (and such failure shall not have been cured or waived) to perform or observe any term, provision or condition of, or any other default or event of default shall occur under, any agreement, document or instrument evidencing, securing or otherwise relating to any outstanding Indebtedness of the Company or such Subsidiary, as the case may be, for borrowed money (other than the Notes), in a principal amount in excess of Two Million Dollars ($2,000,000.00), if the effect of such failure or default is to cause or permit such Indebtedness to be declared to be due and payable or otherwise accelerated, or to be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                 (j) The Company or any Subsidiary shall have a judgment in excess of One Million Dollars ($1,000,000.00) entered against it by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith or satisfied by the Company or such Subsidiary (or an insurer on behalf of the Company or such Subsidiary), as the case may be, within the time permitted by applicable law for an appeal of such judgment;

                 (k) The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by the Company, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by the Company, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of the Company or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

                 (l) The institution by the Company, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, in order to effectuate such termination, the Company, such ERISA Affiliate or such Subsidiary, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of Ten Million Dollars ($10,000,000.00); or the institution by the PBGC of steps to terminate any Pension Plan;

                 (m)     a Change of Control shall occur;

                 (n) any "Event of Default" (as defined therein) shall occur under or within the meaning of any one or more of those certain Note Agreements dated March 23, 1993, by and between the Company and each of Principal Mutual Life Insurance Company, CIGNA Property and Casualty Insurance Company, Connecticut General Life Insurance Company, Connecticut General Life Insurance Company on behalf of one or more separate accounts, Life Insurance Company of North America, Allstate Life Insurance Company, Farmland Life Insurance Company, Financial Horizons Life Insurance Company, Nationwide Life Insurance Company, West Coast Life Insurance Company, Woodmen of the World Life Insurance Society, General American Life Insurance Company, Century Life of America, CUNA Mutual Insurance Society, National Life Insurance Company, Provident Mutual Life Insurance Company of Philadelphia, Provident Mutual Life and Annuity Company of America, Provident Mutual Life Insurance Company - CALIC, Modern Woodmen of America, Guarantee Mutual Life Company and Woodmen Accident and Life Company (collectively, as the same may from time to time be amended, modified, extended or renewed, the "Note Agreements");

         THEN, and in each such event (other than an event described in the foregoing clauses (f) or (g)), the Agent shall, if requested in writing by the Required Banks, and may, in its sole and absolute discretion, upon the oral request of the Required Banks, by notice in writing to the Company declare that the obligations of the Banks to make Loans under this Agreement have terminated, whereupon such obligations of the Banks shall be immediately and forthwith terminated, and the Agent shall, if requested in writing by the Required Banks, and may, in its sole and absolute discretion, upon the oral request of the Required Banks, by notice in writing to the Company declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement and all other amounts payable by the Company hereunder to be forthwith due and payable, whereupon all of the unpaid principal balance, accrued and unpaid interest and all such other amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that upon the occurrence of any event described in the foregoing clauses (f) or (g), the obligation of the Banks to make Loans under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement and all other amounts payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

         SECTION 6.02. Notice of Default. The Agent shall give notice of a Default to the Company promptly upon being requested to do so by any Bank and shall thereupon notify all of the Banks thereof.

                                   ARTICLE VII

                                    THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Transaction Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as may be reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. The Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any of its Subsidiaries or Affiliates as if it were not the Agent hereunder.

         SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel, independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or other experts.

         SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the requisite percentage in interest of the Banks set forth herein or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Loan hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Agent; or
(iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any of the other Transaction Documents. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent the Company fails to reimburse the Agent pursuant to Section 9.03 (excluding clause (i) thereof),
Section 9.04 or Section 9.05, or if any Default or Event of Default shall occur under this Agreement, the Banks shall ratably in accordance with their respective Pro Rata Shares of the aggregate amount of Loans then outstanding, or if no Loans are then outstanding, their respective Pro Rata Shares of the total Loan Commitments of all of the Banks, indemnify the Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned solely by failure of the Company to make any payments or to perform any obligations required by this Agreement (excepting those described in Sections 9.03, 9.04 and 9.05), the Notes or any of the other Transaction Documents), costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Bank to perform its obligations hereunder or in respect of this Agreement, and also including, without limitation, reasonable attorneys' fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Loans and the termination of this Agreement.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Resignation of Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Company, with the consent of the Required Banks, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Company, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the Required Banks shall, on behalf of all of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations under this Agreement. After any retiring Agent's resignation as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES
                           AFFECTING FIXED RATE LOANS

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                 (i) the Agent is advised by Mercantile that deposits in dollars (in the applicable amounts) are not being offered to Mercantile in the relevant market for such Interest Period, or

                 (ii) Banks holding Notes evidencing 40% or more in aggregate principal amount of the affected Fixed Rate Loans (or having 40% or more of the aggregate amount of the total Loan Commitments of all of the Banks, if no such Fixed Rate Loans are then outstanding) advise the Agent that the CD Rate or the IBOR Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding their IBOR Loans and/or CD Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (a) the obligations of the Banks to make CD Loans or IBOR Loans, as the case may be, shall be suspended, and (b) the Company shall repay in full the then outstanding principal amount of each of its CD Loans or IBOR Loans, as the case may be, together with all accrued and unpaid interest thereon, on the last day of the then current Interest Period applicable to such Loan. Concurrently with repaying each such Fixed Rate Loan of each Bank pursuant to this Section, the Company may borrow a Prime Loan of the same type (i.e., a Line of Credit Loan or a Revolving Credit Loan) in an equal principal amount from such Bank, and, if the Company so elects, such Bank shall make such a Prime Loan of the same type (i.e., a Line of Credit Loan or a Revolving Credit Loan) to the Company.

         SECTION 8.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its IBOR Loans to the Company and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company. Upon receipt of such notice, the Company shall repay in full the then outstanding principal amount of each of its IBOR Loans from such Bank, together with all accrued and unpaid interest thereon, on either (a) the last day of the then current Interest Period applicable to such IBOR Loan if such Bank may lawfully continue to maintain and fund such IBOR Loan to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such IBOR Loan to such day. Concurrently with repaying each IBOR Loan of such Bank, the Company may borrow a Prime Loan of the same type (i.e., a Line of Credit Loan or a Revolving Credit Loan) in an equal principal amount from such Bank, and, if the Company so elects, such Bank shall make such a Prime Loan of the same type (i.e., a Line of Credit Loan or a Revolving Credit Loan) to the Company.

         SECTION 8.03. Increased or Decreased Cost. (a) If (i) Regulation D or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"):

                 (A) shall subject any Bank to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for taxes on or changes in the rate of tax on the overall net income of such Bank); or

                 (B) shall impose, modify or deem applicable or inapplicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any Bank or shall, with respect to any Bank or the United States market for certificates of deposit or the Interbank Eurodollar market, impose, modify or deem applicable or inapplicable any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase or decrease the cost to (or in the case of Regulation D, to impose a cost on or increase or decrease the cost to) such Bank of making or maintaining any Fixed Rate Loan, or to reduce or increase the amount of any sum received or receivable by such Bank under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank, in its reasonable good faith judgment, to be material, and if such Bank or the Company, as the case may be, is not otherwise fully compensated for such change in cost or reduction or increase in amount received or receivable by virtue of the inclusion of the reference to "CD Reserve Percentage" in the calculation of the interest rate applicable to CD Loans or to "IBOR Reserve Percentage" in the calculation of the interest rate applicable to IBOR Loans, as the case may be, then, within fifteen (15) days after notice by such Bank to the Company together with a copy of the official notice of the applicable change in law (if applicable) and a work sheet showing how the change in cost or reduction or increase in amount received or receivable was calculated (with a copy to the Agent and all of the other Banks), (i) in the case of an increase in cost to such Bank or a reduction in amounts received or receivable by such Bank the Company shall pay for the account of such Bank as additional interest, such additional amount or amounts as will compensate such Bank for such increased cost or reduction and (ii) in the case of a decrease in cost to such Bank or an increase in amounts received or receivable by such Bank, the Company's interest payments to such Bank under this Agreement shall be reduced by such amount or amounts as will compensate the Company for such decreased cost or increased amount received or receivable by such Bank. Each Bank will promptly notify the Company, the Agent and all of the other Banks of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank or the Company to compensation pursuant to this Section. The determination by any Bank under this Section of the additional amount or amounts to be paid to it or to the Company hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

         (b) If any Bank demands compensation under this Section, the Company may at any time, upon at least two (2) Business Days' prior notice to such Bank and the Agent, repay in full its then outstanding CD Loans or IBOR Loans, as the case may be, of such Bank, together with all accrued and unpaid interest thereon to the date of prepayment and any funding losses and other amounts due under Section 2.10. Concurrently with repaying such Fixed Rate Loans of such Bank, the Company may borrow from such Bank a Prime Loan of the same type (i.e., a Line of Credit Loan or a Revolving Credit Loan) in an amount equal to the aggregate principal amount of such Fixed Rate Loans, and, if the Company so elects, such Bank shall make such a Prime Loan of the same type (i.e., a Line of Credit Loan or a Revolving Credit Loan) to the Company.

         SECTION 8.04. Prime Loans Substituted for Affected Fixed Rate Loans. If notice has been given by a Bank pursuant to Section 8.02 or by the Company pursuant to Section 8.03 requiring Fixed Rate Loans of any Bank to be repaid, then, unless and until such Bank notifies the Company that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Bank to the Company as CD Loans or IBOR Loans, as the case may be, shall be made instead as Prime Loans. Such Bank shall notify the Company if and when the circumstances giving rise to such repayment no longer apply.

         SECTION 8.05. Capital Adequacy. If, after the date of this Agreement, any Bank shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Bank's capital in respect of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time the Company shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such reduction. All determinations made by such Bank of the additional amount or amounts required to compensate such Bank in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party at its address or telex number set forth on the signature pages hereof or such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer-back is received upon completion of transmission, (ii) if given by mail, on the third (3rd) Business Day after such communication is deposited in the mails with appropriate first class, certified or registered postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Sections 2.02, 2.04, 2.07 or 2.08 or Article VIII shall not be effective until actually received by the Agent.

         SECTION 9.02. No Waivers. No failure or delay by the Company, the Agent or any Bank in exercising any right, power or privilege hereunder, under any Note or under any of the other Transaction Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in the other Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03.  Expenses; Documentary Taxes.  The Company agrees to pay
(i) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, documentation, negotiation and execution of this Agreement and the other Transaction Documents, including, without limitation, reasonable fees and disbursements of Thompson and Mitchell, counsel for the Agent, within thirty (30) days of receipt of a statement therefor, (ii) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation of any waiver or consent hereunder or any amendment, modification, extension or renewal hereof or any default or alleged default by the Company hereunder, including, without limitation, reasonable fees and disbursements of counsel for Agent, within thirty (30) days of receipt of a statement therefor and (iii) if a Default or an Event of Default occurs hereunder, all reasonable out-of-pocket costs and expenses incurred by the Agent or any Bank, including, without limitation, reasonable fees and disbursements of counsel (including attorneys who are employees of the Agent or such Bank or of any affiliate of the Agent or such Bank, as the case may be), in connection with such Default or Event of Default and collection and other enforcement proceedings resulting therefrom within thirty (30) days of receipt of a statement therefor. The Company shall indemnify each Bank against any transfer taxes, documentary taxes and/or similar assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, the Notes or any of the other Transaction Documents. The obligations of the Company under this Section
9.03 are continuing and shall survive the satisfaction and payment of the Loans and the termination of this Agreement.

         SECTION 9.04. General Indemnity. In addition to the payment of expenses pursuant to Section 9.03, whether or not the transactions contemplated hereby shall be consummated, the Company hereby agrees to indemnify, pay and hold the Agent, each of the Banks and any holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of the Agent, each of the Banks and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by the Company in connection herewith or therewith, the statements contained in any commitment letters delivered by the Agent or any of the Banks, any Bank's agreement to make the Loans hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "indemnified liabilities");

provided that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities directly resulting from (i) the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final nonappealable order or (ii) any failure of the Agent to properly remit funds to the Banks as required under Section 2.09 or any other provision of this Agreement. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 9.04 are continuing and shall survive the satisfaction and payment of the Loans and the termination of this Agreement.

         SECTION 9.05. Environmental Indemnity. The Company hereby agrees to indemnify and hold harmless the Agent and each of the Banks and their respective shareholders, officers, directors, employees, agents, successors and assigns, from and against all claims and orders (including, without limitation, all private and/or governmental claims or orders under common law and/or any Environmental Law), causes of action, liabilities, damages (including natural resource damages), costs and expenses (including, without limitation, investigative and cleanup costs and attorneys' fees and expenses), notwithstanding any negligence on the part of the Agent or any Bank and/or any of their respective officers, directors, employees, agents, successors and assigns, arising out of or relating in any way to (i) the release, threat of release or presence or threat of any Hazardous Materials on, in, under or about any Property or facility owned and/or operated by the Company or any Subsidiary or emanating or disposed of therefrom (regardless of cause or source), (ii) any act or omission or liability of the Company or any of its Subsidiaries or any of their respective officers, partners, employees, directors, agents, shareholders, successors or assigns, concerning any Hazardous Materials;
(iii) the enforcement or exercise of any right in this Agreement pertaining to environmental matters, including, without limitation, the enforcement of this indemnity provision; and/or (iv) any unsafe or unhealthful condition at any Property or facility owned or operated by the Company or any Subsidiary or any violation of any Occupation Safety and Health Law. The foregoing indemnity shall be in addition to all other indemnity provisions contained in this Agreement and any other agreements between the parties hereto or executed in connection with the transactions contemplated hereby, and all such indemnities shall be given effect, notwithstanding any overlap in coverage. This indemnity shall survive the repayment of the Loans and the termination of this Agreement. Should it be finally determined by a court of competent jurisdiction that the scope or reach of this indemnity exceeds that allowed by applicable law, this indemnity shall be construed to extend and shall be given effect to, but not in excess of, the maximum scope and reach allowed by applicable law.

         SECTION 9.06. Sharing of Setoffs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank (based on the Pro Rata Shares of the Banks) in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks (to which purchase the Company hereby consents), and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks on the basis of their Pro Rata Shares; provided, however, that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under the Notes. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

         SECTION 9.07. Amendments and Waivers. Any provision of this Agreement, the Notes or any of the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent in its capacity as Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Banks,
(i) increase the Line of Credit Commitment or Revolving Credit Commitment of any Bank, (ii) reduce the principal amount of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the percentage of the Line of Credit Commitments or Revolving Credit Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action or obligations under this Section or any other provision of this Agreement.

         SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Company may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement and (ii) without the prior written consent of the Company, no Bank may sell, assign or otherwise transfer its Notes or its rights under this Agreement (other than by way of participation to the extent permitted below) in whole or in part to any Person other than another existing Bank; provided, however, that, notwithstanding the foregoing, (i) any Bank may assign, as collateral or otherwise, any of its rights (but not any of its obligations) under this Agreement or its Notes (including, without limitation, rights to payment of principal and/or interest on its Notes) to any Federal Reserve Bank without notice to or consent of the Company or the Agent, (ii) any Bank may sell participations in its Notes or its rights under this Agreement in whole or in part to any commercial bank organized under the laws of the United States or any state thereof that is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System without the consent of the Company so long as each agreement pursuant to which any such participation is granted provides that such selling Bank shall retain the sole right to approve or disapprove (A) any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents, (B) any Line of Credit Extension Request and (C) any Revolving Credit Extension Request and
(iii) from and after (A) the occurrence of any Event of Default under this Agreement, (B) the termination of the obligations of the Banks to make Loans under this Agreement and (C) the acceleration of the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement, each Bank may sell, assign, grant a participation in or otherwise transfer its Notes and its rights under this Agreement in whole or in part to any Person without the consent of the Company.

         (b) Any Bank which, in accordance with Section 9.08(a), grants a participation in, or sells, assigns or otherwise transfers any interest in, any of its rights under this Agreement or its Notes shall give prompt notice thereof to the Agent and the Company.

         (c) Unless otherwise agreed to by the Company in writing, no Bank shall, as between the Company and that Bank, be relieved of any of its obligations under this Agreement as a result of such Bank's granting of a participation in all or any part of such Bank's Notes or all or any part of such Bank's rights under this Agreement.

         SECTION 9.09. Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         SECTION 9.10. Missouri Law. This Agreement, the Notes and all of the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Missouri.

         SECTION 9.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the later of (i) June 4, 1993, or (ii) the date when the Agent shall have received counterparts hereof signed by all of the parties hereto, or telexes confirming signatures to such counterparts.

         SECTION 9.12. Authority to Act. The Agent shall be entitled to act on any notices and instructions (telephonic or written) reasonably believed by the Agent to have been delivered by any person authorized to act on behalf of the Company pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a person authorized to act on behalf of the Company, and the Company hereby agrees to indemnify the Agent and hold the Agent harmless from and against any and all losses and expenses, if any, ensuing from any such action.

         SECTION 9.13. CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, AS THE AGENT OR ANY BANK MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND THE COMPANY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. THE COMPANY AUTHORIZES THE SERVICE OF PROCESS UPON THE COMPANY BY REGISTERED MAIL SENT TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 9.01.

         SECTION 9.14. References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits "A", "B", "C" and "D" refer to annexed Exhibits "A", "B", "C" and "D" which are hereby incorporated herein by reference and all references herein to

Schedules 4.01(d), 4.01(e), 4.01(f), 4.01(i), 4.01(j), 4.01(k), 4.01(o),
4.01(p) and 4.01(r) refer to annexed Schedules 4.01(d), 4.01(e), 4.01(f),
4.01(i), 4.01(j), 4.01(k), 4.01(o), 4.01(p) and 4.01(r) which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

         SECTION 9.15. NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT THE COMPANY, THE AGENT AND THE BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY THE COMPANY, THE AGENT AND THE BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN THE COMPANY, THE AGENT AND THE BANKS, EXCEPT AS THE COMPANY, THE AGENT AND THE BANKS MAY LATER AGREE IN WRITING TO MODIFY THEM. THIS AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

         SECTION 9.16. Resurrection of Loans. To the extent that any Bank receives any payment on account of any of the Loans, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Loans or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by such Bank and applied on account of such Loan(s).

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers effective as of the day and year first above written.


                                  EDISON BROTHERS STORES, INC.

                                  By      _____________________________________
                                  Title:  _____________________________________
                                  501 North Broadway
                                  St. Louis, Missouri 63102
                                  Telex number:  797979
                                  Telecopy number (314) 331-6554

                                  MERCANTILE BANK OF ST. LOUIS
                                  NATIONAL ASSOCIATION

                                  By      _____________________________________
                                  Title:  _____________________________________
                                  721 Locust Street
                                  St. Louis, Missouri  63101
                                  Telex number:  442300
                                  Telecopy number: (314) 425-2162

                                  THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

                                  By      _____________________________________
                                  Title:  _____________________________________
                                  One Boatmen's Plaza
                                  St. Louis, Missouri  63101
                                  Telex number:  447389
                                  Telecopy number:  (314) 466-7783

                                  CITIBANK, N.A.

                                  By      _____________________________________
                                  Title:  _____________________________________
                                  399 Park Avenue
                                  12th Floor, Zone 21
                                  New York, New York  10043
                                  Telex number:  ______
                                  Telecopy number:  _____ ________

                                  NBD BANK, N.A.

                                  By      _____________________________________
                                  Title:  _____________________________________
                                  611 Woodward Avenue
                                  Detroit, Michigan  48226
                                  Telex number:  None
                                  Telecopy number:  (313) 225-2649

                                  THE BANK OF NOVA SCOTIA

                                  By      _____________________________________
                                  Title:  _____________________________________
                                  Suite 650
                                  55 Park Place
                                  Atlanta, Georgia  30303
                                  Telex number:  00542319
                                  Telecopy number:  (404) 581-0807

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  By      _____________________________________
                                  Title:  _____________________________________
                                  One First National Plaza
                                  Mail Suite 0088; 1-14
                                  Chicago, Illinois  60670
                                  Telex number:  4430253
                                  Telecopy number:  (312) 732-6222

                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION

                                  By      _____________________________________
                                  Title:  _____________________________________
                                  200 West Adams, Suite 2800
                                  Chicago, Illinois  60606
                                  Telex number:  6972650
                                  Telecopy number:  (312) 641-2350

                                  MERCANTILE BANK OF ST. LOUIS
                                  NATIONAL ASSOCIATION, as Agent

                                  By      _____________________________________
                                  Title:  _____________________________________
                                  721 Locust Street
                                  St. Louis, Missouri  63101
                                  Telex number:  442300
                                  Telecopy number:  (314) 425-2162

                                    EXHIBIT A


                               LINE OF CREDIT NOTE


$                                                           St. Louis, Missouri
                                                                   June 4, 1993


         FOR VALUE RECEIVED, on the last day of the Line of Credit Period, the undersigned, EDISON BROTHERS STORES, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of __________ ("Bank"), the principal sum of __________ Dollars ($__________), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Line of Credit Loans made by Bank to the Company pursuant to the Credit Agreement referred to below. The aggregate principal amount which Bank shall be committed to have outstanding hereunder at any time shall not exceed __________ Dollars ($__________), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Credit Agreement referred to below. The Company further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Line of Credit Loans on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Mercantile Bank of St. Louis National Association, 721 Locust Street, St. Louis, Missouri 63101.

         All Line of Credit Loans made by Bank and all repayments of the principal thereof shall be recorded by Bank and, prior to any transfer hereof, endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, however, that the obligation of the Company to repay each Line of Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to record or endorse or any mistake by Bank in connection with recordation or endorsement on the schedules attached to this Note. Bank's books and records (including, without limitation, the schedules attached to this Note) showing the account between Bank and the Company shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

         This Note is one of the Line of Credit Notes referred to in the Credit Agreement dated the date hereof by and among the Company, the banks listed on the signature pages thereof and Mercantile Bank of St. Louis National Association, as agent (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Upon the occurrence of any Event of Default under the Credit Agreement, the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

         In the event that any payment due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection, or if this Note shall be placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, the Company hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). The Company hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                                  EDISON BROTHERS STORES, INC.

                                  By      _____________________________________
                                  Title:  _____________________________________

                         LOANS AND PAYMENTS OF PRINCIPAL



                             Amount      Amount of      Unpaid
            Prime, CD        of          Principal      Principal      Notation
  Date      or IBOR Loan     Loan        Repaid         Balance        Made By


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

                                    EXHIBIT B


                              REVOLVING CREDIT NOTE


$____________________                                       St. Louis, Missouri
                                                                   June 4, 1993


         FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, EDISON BROTHERS STORES, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of __________ ("Bank"), the principal sum of __________ ($__________), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to the Company pursuant to the Credit Agreement referred to below. The aggregate principal amount which Bank shall be committed to have outstanding hereunder at any time shall not exceed __________ Dollars ($__________), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Credit Agreement referred to below. The Company further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Revolving Credit Loans on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Mercantile Bank of St. Louis National Association, 721 Locust Street, St. Louis, Missouri 63101.

         All Revolving Credit Loans made by Bank and all repayments of the principal thereof shall be recorded by Bank and, prior to any transfer hereof, endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, however, that the obligation of the Company to repay each Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to record or endorse or any mistake by Bank in connection with recordation or endorsement on the schedules attached to this Note. Bank's books and records (including, without limitation, the schedules attached to this Note) showing the account between Bank and the Company shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated the date hereof by and among the Company, the banks listed on the signature pages thereof and Mercantile Bank of St. Louis National Association, as agent (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. Upon the occurrence of any Event of Default under the Credit Agreement, the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

         In the event that any payment due hereunder shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection, or if this Note shall be placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, the Company hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). The Company hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                                  EDISON BROTHERS STORES, INC.

                                  By      _____________________________________
                                  Title:  _____________________________________

                         LOANS AND PAYMENTS OF PRINCIPAL



                             Amount      Amount of      Unpaid
            Prime, CD        of          Principal      Principal      Notation
  Date      or IBOR Loan     Loan        Repaid         Balance        Made By


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

                                    EXHIBIT C


          [Opinion of General Counsel of Edison Brothers Stores, Inc.]




                                  June 4, 1993




To the Banks and the
         Agent Referred to Below
         c/o Mercantile Bank of St. Louis
                 National Association
         721 Locust Street
         St. Louis, Missouri  63101

         Credit Agreement dated effective as of June 4,
         1993, by and among Edison Brothers Stores, Inc.,
         the Banks listed therein and Mercantile Bank of
         St. Louis National Association, as Agent
         ------------------------------------------------

Gentlemen:

         I am Executive Vice President, General Counsel and Secretary of Edison Brothers Stores, Inc., a Delaware corporation (the "Company") and have acted as counsel to the Company in connection with its execution and delivery of the Credit Agreement referred to above (the "Agreement"). This opinion is given pursuant to Section 3.01(g) of the Agreement. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

         In rendering this opinion, I have examined originals or copies (certified or otherwise identified to my satisfaction) of the Certificate of Incorporation and By-Laws of the Company, the Agreement, the Line of Credit Notes, the Revolving Credit Notes, records of proceedings of the Board of Directors and of the Executive Committee of the Board of Directors of the Company and such other documents, corporate records and certificates of public officials as I have considered appropriate. I have assumed the genuineness of all signatures on all documents examined by me, the authenticity of all such documents delivered to me as originals and the conformity to the originals of all such documents delivered to me as copies.

         In rendering the opinion expressed in the first sentence of paragraph number 1 below, as to any of the Subsidiaries of the Company listed on Exhibit A to this opinion (the "Significant Subsidiaries") which are incorporated in a State other than Missouri or Delaware, I have, with your concurrence, relied without investigation solely on the certificates rendered by the Secretaries of State of such States.

         Based on the foregoing, I am of the opinion that:

         1. The Company and each of its Significant Subsidiaries is (a) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (b) duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to have a material adverse effect on the business, operations, Properties or condition, financial or otherwise, of the Company and its Subsidiaries considered as a whole.

         2. The Company has the corporate power and authority to enter into and perform the Agreement and to execute and deliver the Line of Credit Notes and the Revolving Credit Notes to you. The execution, delivery and performance of the Agreement, including the execution and delivery of the Line of Credit Notes and the Revolving Credit Notes, have been duly authorized by all requisite corporate action on the part of the Company, and the Agreement, the Line of Credit Notes and the Revolving Credit Notes have been duly executed and delivered by the Company.

         3. The Agreement, Line of Credit Notes and the Revolving Credit Notes are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         4. The execution and delivery of the Agreement, the Line of Credit Notes and the Revolving Credit Notes, and the performance by the Company of their respective terms, do not conflict with or result in a violation of or default under the Certificate of Incorporation or By-Laws of the Company, any of the Note Agreements or, to the best knowledge of the undersigned, any other agreement, instrument, order, writ, judgment or decree to which the Company is a party or is subject.

         6. To the best knowledge of the undersigned, there are no legal or arbitral proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against the Company or any of its Subsidiaries, which could reasonably be expected to have a material adverse effect on the business, operations, Properties or condition, financial or otherwise, of the Company and its Subsidiaries considered as a whole. To the best knowledge of the undersigned, neither the Company nor any of its Subsidiaries is in default under or in violation of any order, writ or decree of any governmental or regulatory authority, which default or violation could reasonably be expected to have a material adverse effect on the business, operations, Properties or condition, financial or otherwise, of the Company and its Subsidiaries considered as a whole.

         7. No approval, authorization or other action by, or prior filing with, any governmental or regulatory authority is required by current law in connection with the execution and delivery by the Company of the Agreement, the Line of Credit Notes or the Revolving Credit Notes.

         This opinion is furnished solely for your benefit and may not be distributed to or relied upon by any other person.

                                  Very truly yours,


                                  Alan A. Sachs
                                  Executive Vice President, General Counsel and Secretary

                                    Exhibit D



                              C E R T I F I C A T E
                              ---------------------

         This Certificate is issued pursuant to Section 5.01(a)(iii) of that certain Credit Agreement dated effective as of June 4, 1993, by and among Edison Brothers Stores, Inc., Mercantile Bank of St. Louis National Association, as Agent, and the Banks listed therein (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

         Pursuant to Section 5.01(a)(iii) of the Credit Agreement, the Company hereby certifies, represents and warrants to the Agent and the Banks as follows:

         (i) As of the date hereof, no Default or Event of Default has occurred under the Credit Agreement and is continuing;

         (ii) All of the representations and warranties of the Company contained in the Agreement are true and correct in all material respects on and as of the date hereof as if made on the date hereof;

         (iii) As of __________, 19__, the calculations contained in Schedule 1 attached hereto are true, accurate and complete; and

         (iv)  [Description of New Subsidiaries].


         Executed this __________ day of __________, 19__.


                                  EDISON BROTHERS STORES, INC.

                                  By:     _____________________________________
                                  Title:  _____________________________________

                                   SCHEDULE 1

                          EDISON BROTHERS STORES, INC.

                  SCHEDULE OF FINANCIAL RATIOS AND RESTRICTIONS

                             AS OF: __________, 19__

                                SCHEDULE 4.01(d)

                             Contingent Liabilities


         See Schedule 4.01(e).

                                SCHEDULE 4.01(e)

                                   Litigation


LaDonna Harrison v. Edison Brothers Apparel Stores, Inc. ("EBAS") (United States District Court, Middle District of North Carolina). Plaintiff alleges that while employed in EBAS' Jean West store in the Hanes Mall in Winston-Salem, she was sexually harassed by the store manager. Plaintiff sued both EBAS and the store manager, asserting causes of action for intentional infliction of emotional distress, battery, negligent retention and wrongful discharge, and seeking $5 million compensatory damages and an unstated amount of punitive damages on each cause of action. At the end of discovery, plaintiff voluntarily dismissed all of her claims against the store manager with prejudice. EBAS thereupon moved for judgment dismissing all claims against EBAS. The motion was granted as to all counts except the negligent retention claim. Plaintiff appealed the dismissal of her other claims to the U.S. Court of Appeals, which affirmed the dismissal of the claims for battery and intentional infliction of emotional distress, but reversed and reinstated the claim for wrongful discharge.

The case was tried before the United States District Court in November 1992, and resulted in a verdict in EBAS' favor on the wrongful discharge claim and a verdict for the plaintiff on the negligent retention claim. The jury awarded the plaintiff $225,000 in actual damages but denied her any punitive damages. Post-trial motions were filed by EBAS to overturn the verdict on the negligent retention claim. These motions were granted by the judge, the verdict was vacated, and judgment was entered for EBAS on February 19, 1993.

Plaintiff has filed a notice of appeal. Although EBAS is hopeful that the U.S. Court of Appeals will uphold the District Court's ruling, the possibility exists that the Court of Appeals may reverse that ruling and either return the case for a new trial or reinstate the earlier verdict for the plaintiff. If the matter is returned for a new trial, the possibility then exists that a new jury could determine that the plaintiff is entitled to greater damages than that awarded by the first jury. However, it is EBAS' belief that, even if those events resulted, plaintiff's actual recovery would be considerably less than $10 million.

                                SCHEDULE 4.01(f)

                              Pension Plan Matters

                                      NONE

                                SCHEDULE 4.01(i)

                              Existing Indebtedness


INDEBTEDNESS                                                           AMOUNT
- ------------                                                        -----------

NOTES:  (As of 5/1/93 unless otherwise noted.)

Notes sold to a group of institutional investors:
         7.09% Series A Senior Notes Due March 1, 2000              $45,000,000
         7.52% Series B Senior Notes Due March 1, 2003               60,000,000
         8.04% Series C Senior Notes Due March 1, 2008               45,000,000
Metropolitan Life Insurance Company:
         8.93% Senior Notes Due November 15, 1993                    45,000,000
         9.19% Senior Notes Due November 15, 1994                    15,000,000
The Prudential Insurance Corporation of America and
Prudential Property and Casualty Insurance Corporation:
         8.90% Senior Notes Due December 15, 1993                    30,000,000
Nationwide Life Insurance Company:
         8.44% Senior Notes Due June 15, 1994                        20,000,000
Webster 8% Note Payable                                                  11,325
Shawmut Bank (State Street Property) (secured)                          187,090

OTHER INDEBTEDNESS
- ------------------

Industrial Revenue Bonds, Washington, Missouri                        8,600,000
         Distribution Center

BANK BORROWING (B) AND COMMERCIAL PAPER (CP)
- --------------------------------------------
         (as of 4/30/93)

Shearson (CP)                                                         6,779,256
Shearson (CP)                                                        13,960,940
Goldman Sachs (CP)                                                    1,695,089
Citibank (B)                                                         10,000,895
Bank of Nova Scotia (B)                                               3,000,000
Bank of Nova Scotia (B)                                               3,500,000
                                                                    -----------
                                                                     38,936.180

                                                  TOTAL            $307,734,595

                                SCHEDULE 4.01(j)

                                  Labor Matters

                                      NONE

                                SCHEDULE 4.01(k)

                                      Liens


The Company or one or more of its Subsidiaries have signed financing statements, security agreements or chattel mortgages, or have granted or permitted Liens securing Indebtedness in an amount in excess of $500,000.00 with respect to their Property as follows:


1.       City of Washington               Mercantile Trust $3,100,000
         Franklin County                          principal balance
         Missouri Industrial
         Revenue Bonds,
         Series of 1977

2.       City of Washington               Mercantile Trust $5,500,000
         Franklin County                          principal balance
         Missouri Industrial
         Revenue Bonds
         Series of 1985

3.       Leased computer equipment        Property value > $500,000
         including leases of point of             (approximately $3,389,839
         sale terminals, mainframe                in annual rental payments)
         processors, peripheral
         hardware and software and
         copiers:

                                SCHEDULE 4.01(o)

               Patents, Trademarks and other Intellectual Property

                                      NONE

                                SCHEDULE 4.01(p)

                   Environmental and Safety and Health Matters

                                      NONE

                                SCHEDULE 4.01(r)

                                  Subsidiaries


1.  RESTRICTED SUBSIDIARIES:

                                                           PERCENTAGE OF VOTING
                                                              STOCK OWNED BY
                                          JURISDICTION OF    COMPANY AND EACH
NAME OF SUBSIDIARY                         INCORPORATION     OTHER SUBSIDIARY
- ----------------------------------------  ---------------  --------------------

Edison Brothers Apparel Stores, Inc.      Missouri                 100%

Edison Brothers Entertainment, Inc.       Missouri                 100%

Edison Brothers Redevelopment
  Corporation                             Missouri                 100%

Edison Brothers Stores
  International, Inc.                     Missouri                 100%

EBSS-West, Inc.                           California               100%

Edison Alabama Stores, Inc.               Alabama                  100%

Edison Arkansas Stores, Inc.              Arkansas                 100%

Edison Colorado Stores, Inc.              Colorado                 100%

Edison Hawaii Stores, Inc.                Delaware                 100%

Edison Illinois Stores, Inc.              Illinois                 100%

Edison Kansas Stores, Inc.                Kansas                   100%

Edison Kentucky Stores, Inc.              Kentucky                 100%

Edison Louisiana Stores, Inc.             Louisiana                100%

Edison Maryland Stores, Inc.              Maryland                 100%

Edison  Massachusetts Stores, Inc.        Massachusetts            100%

Edison Michigan Stores, Inc.              Michigan                 100%

Edison Minnesota Stores, Inc.             Minnesota                100%

Edison Mississippi Stores, Inc.           Mississippi              100%

Edison Nebraska Stores, Inc.              Nebraska                 100%

Edison New Jersey Stores, Inc.            New Jersey               100%

Edison New Mexico Stores, Inc.            New Mexico               100%

Edison New York Stores, Inc.              New York                 100%

                                                           PERCENTAGE OF VOTING
                                                              STOCK OWNED BY
                                          JURISDICTION OF    COMPANY AND EACH
NAME OF SUBSIDIARY                         INCORPORATION     OTHER SUBSIDIARY
- ----------------------------------------  ---------------  --------------------

Edison Ohio Stores, Inc.                  Ohio                     100%

Edison Oklahoma Stores, Inc.              Oklahoma                 100%

Edison Oregon Stores, Inc.                Oregon                   100%

Edison Pennsylvania Stores, Inc.          Pennsylvania             100%

Edison Puerto Rico Stores, Inc.           Puerto Rico              100%

Edison Tennessee Stores, Inc.             Tennessee                100%

Edison Texas Stores, Inc.                 Texas                    100%

Edison Utah Stores, Inc.                  Utah                     100%

EBSS-East, Inc.                           New York                 100%

EBSS-Indiana, Inc.                        Indiana                  100%

EBSS-Iowa, Inc.                           Iowa                     100%

EBSS-Kansas, Inc.                         Kansas                   100%

EBSS-Michigan, Inc.                       Michigan                 100%

EBSS-Mideast, Inc.                        Maryland                 100%

EBSS-Missouri, Inc.                       Missouri                 100%

EBSS-Montana, Inc.                        Montana                  100%

EBSS-North Central, Inc.                  Illinois                 100%

EBSS-Northeast, Inc.                      Delaware                 100%

EBSS-Ohio, Inc.                           Ohio                     100%

EBSS-Pennsylvania, Inc.                   Pennsylvania             100%

EBSS-South, Inc.                          Florida                  100%

EBSS-Texas, Inc.                          Texas                    100%

EBSS-Wisconsin, Inc.                      Wisconsin                100%

Edbro Arizona Realty Company, Inc.        Arizona                  100%

Edbro Arizona USG #2, Inc.                Arizona                  100%

Edbro California USG #1, Inc.             California               100%

                                                           PERCENTAGE OF VOTING
                                                              STOCK OWNED BY
                                          JURISDICTION OF    COMPANY AND EACH
NAME OF SUBSIDIARY                         INCORPORATION     OTHER SUBSIDIARY
- ----------------------------------------  ---------------  --------------------

Edbro California USG #2, Inc.             California               100%

Edbro Missouri Realty, Inc.               Missouri                 100%

Edbro Missouri USG #2, Inc.               Missouri                 100%

Edbro Nebraska USG #2, Inc.               Nebraska                 100%

Edbro Ohio Realty, Inc.                   Ohio                     100%

Edison Brothers Company                   Georgia                  100%

Edison Brothers Mall Entertainment
Inc.                                      Missouri                 100%

Edison Brothers Shoe Stores, Inc.         Missouri                 100%

Edison Brothers Stores
  International, Inc.                     Taiwan                   100%

Edison Paymaster, Inc.                    Missouri                 100%

Edison Whittier Warehouse, Inc.           California               100%

EBE Realty, Inc.                          Missouri                 100%

EBSCAT, Inc.                              Missouri                 100%

Edibas de Mexico, S.A. de C.V.            Mexico                   100%

Dave & Busters, Inc.                      Delaware                  80%

Dave & Busters of Georgia, Inc.           Georgia          100% owned by
                                                           Dave & Busters, Inc.

Dave & Busters of Texas, Inc.             Texas            100% owned by
                                                           Dave & Busters, Inc.

Horizon Entertainment, Inc.               Missouri                 100%

Industrial Design, Inc.                   Missouri                 100%

Kasmen Limited                            Hong Kong                100%

Mandels of California                     California               100%

EBS Holdings Corp.                        Delaware                 100%

Sacha Shoes, Ltd.                         California               100%

Time Out Family Amusement
  Centers, Inc.                           New York                 100%

                                                           PERCENTAGE OF VOTING
                                                              STOCK OWNED BY
                                          JURISDICTION OF    COMPANY AND EACH
NAME OF SUBSIDIARY                         INCORPORATION     OTHER SUBSIDIARY
- ----------------------------------------  ---------------  --------------------

TOFAC of Puerto Rico, Inc.                Virginia                 100%

Webster Clothes, Inc.                     Delaware                 100%

Webster-Rossville, Inc.                   Maryland                 100%

Z&Z Fashions, Ltd.                        California               100%


2.  SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):

    None